UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2007

WEST COAST CAR COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51312	54-2155579
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

45 Old Millstone Drive, Unit 6, East Windsor, NJ	08520
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 4268996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING PREDICTIVE STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains statements that depend upon or refer to future events or conditions or that include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates” and similar expressions. Although we believe that these statements are based upon reasonable assumptions, including projections of operating margins, earnings, cashflow, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that such projections will be achieved.

Investors are cautioned that our statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed.

As for the statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these statements.  These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any predictive statement in this Current Report, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any additional disclosures we make in our Form 10-K, Form 10-Q and Form 8-K reports to the SEC.

Unless otherwise noted, all currency figures in this filing are in U.S. dollars. References to “Yuan” or “RMB” are to the Chinese Yuan (also known as “renmimbi”). According to Xe.com, as of May 14, 2007, $1.00 = 7.681 Yuan.

Explanatory Note

This Current Report on Form 8-K is being filed by West Coast Car Company (“we”, “us” or the “Company”) in connection with (i) a transaction in which the Company acquired all the issued and outstanding shares of common stock of Shengtai Holding, Inc. in exchange for 9,125,000 shares of the Company’s common stock and (ii) a private placement in which the Company sold 8,750,000 shares of the Company’s common stock and warrants to purchase 4,375,000 shares of the Company’s common stock to certain investors as described below for $17.5 million.

Shengtai Holding, Inc. is a United States holding company for Weifang Shengtai Pharmaceutical Co., Ltd., a company incorporated and operating in the People’s Republic of China (“PRC”) which is in the business of manufacturing and supplying medical grade glucose products as well as other glucose and starch products used for food, beverage and industrial production.

The Company’s current structure, after the aforementioned transactions, is set forth in the diagram below:

Item 1.01. Entry into a Material Definitive Agreement.

The Company entered into and consummated the following agreements:

The Share Exchange Agreement

On May 15, 2007, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with the shareholders of Shengtai Holding, Inc. (“SHI”), a New Jersey corporation. Pursuant to the Share Exchange Agreement, Messrs Qingtai Liu and Chenghai Du, shareholders of all the issued and outstanding shares of common stock of SHI, exchanged them for 9,125,000 newly-issued shares of the Company. The share exchange transaction closed on May 15, 2007.

Messrs Qingtai Liu and Chenghai Du became shareholders of 8,212,500 and 912,500 shares of common stock of the Company respectively.

The Share Purchase Agreement

On May 15, 2007 (the “Closing Date”), the Company entered into and consummated a share purchase agreement (the “Share Purchase Agreement”) with nineteen accredited investors (the “Purchasers”). Pursuant to the Share Purchase Agreement, the Purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock (the “Placement Shares”) and 4,375,000 attached warrants (the “Warrants”) for $2.00 per share (the “Issue Price”) and for a total of $17,500,000 (the “Total Issue Price”). The exercise price of the Warrants $2.60  is per share and the term of the warrants is five years.

The following is a summary of the material terms of the Share Purchase Agreement and Warrants, which is qualified in its entirety by the text of the Share Purchase Agreement and Warrants annexed to this Current Report as Exhibit 10.2.

Warrant Call Rights

The Company may force the holders of all Warrants to exercise all, or the remaining portion of, any Warrant outstanding and unexercised at the exercise price of $2.60 in the event (i) the Volume Weighted Average Price of the Company’s common stock equals or exceeds $8.00 per share during any twenty (20) consecutive trading days and (ii) all shares for which the Warrant is exercisable are registered for resale by the holder of the Warrant.

Registration Statement

Within 45 days of the Closing Date (the “Filing Date”), the Company is required to file a Registration Statement on Form S-1 (or such other form as may be applicable) to register the resale by the Purchasers of the Placement Shares and common stock for which the Warrants are exercisable (the “Warrant Shares”). If the Registration Statement is not filed by the Filing Date, damages are to be paid to each Purchaser in cash in an amount equal to 1.0% of the purchase amount subscribed for by such Purchaser. Such amounts are to be paid each month until the Registration Statement is filed.

If the Registration Statement is not declared effective within 200 days of the Closing Date (the “Effective Date”), the Company is to pay liquidated damages to the Purchasers. Such damages shall be paid in cash to each Purchaser in the amount equal to 0.50% of the purchase amount subscribed for by such Purchaser. Such 0.5% damage amount is to be paid monthly until the Registration Statement is declared effective, provided, however, that the Company shall not have any obligation to pay liquidated damages pursuant to this provision for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the Securities to be registered, (ii) information required from person or entities other than the Company or its subsidiary, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company or its subsidiary. The liquidated damages, together with the damages arising from a Maintenance Failure (as defined below), are subject to a cap of 10% of the purchase price paid by the Purchasers (the "Registration Damages Cap").

In addition to the obligation to file an initial Registration Statement, the Company is obligated to file subsequent Registration Statements (each a “Subsequent Registration Statement”), in the event all Placement Shares and Warrant Shares cannot be registered for resale in the initial Registration Statement, until all such shares have been registered for resale. The Subsequent Registration Statements are to be filed at the earliest dates permissible under then current SEC guidance (each, a “Relevant Date”) and the Purchasers’ shares shall be registered for resale pro-rata to their investment in each Subsequent Registration Statement. If any Subsequent Registration Statement is not filed by the Relevant Date, liquidated damages equal to the amount of 1.0% of the purchase amount of the remaining unregistered Placement Shares and Warrant Shares shall be paid pro-rata in cash to the Purchasers on the first business day after the Relevant Date, and on each monthly anniversary of said date (applied on a daily pro rata basis) until the Subsequent Registration Statement is filed, provided, however, that the Company shall not have any obligation to pay liquidated damages pursuant to this provision for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the Placement Shares and Warrant Shares, (ii) information required from person or entities other than the Company or its subsidiary, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company or its subsidiary. These liquidated damages, are also subject to the Registration Damages Cap.

If a Subsequent Registration Statement is not declared effective within 200 days of the Relevant Date, liquidated damages are to be paid in cash pro-rata to the Purchasers holding unregistered Placement Shares and Warrant Shares in an amount equal to 0.50% of the purchase price of the remaining unregistered Placement Shares and Warrant Shares subscribed for by the Investors monthly until the Registration Statement is declared effective; provided, however, that the Company shall not have any obligation to pay liquidated damages pursuant to this provision for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the Securities, (ii) information required from person or entities other than the Company or its subsidiary, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company or its subsidiary. These liquidated damages, are also subject to the Registration Damages Cap.

The Company is obligated to keep all Registration Statements and Subsequent Registration Statements effective and (b) disclose such information as is necessary for sales to be made pursuant to such Registration Statement or Subsequent Registration Statement, as applicable. The failure to do so will subject the Company to liquidated damages equal to 0.50% of the Purchaser’s purchase price of the Placement Shares and Warrant Shares permitted to be registered for the first ninety (90) days and thereafter, 1% from the ninety-first day thereafter (a “Maintenance Failure”).

Make Good Provisions

In the event the consolidated financial statements of the Company prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) reflect less than $7,000,000 of After-Tax Net Income (“ATNI”) or fully diluted earnings per share (“EPS”) of $0.33 for the fiscal year ending December 31, 2007 (the “First Guaranteed NI”), the Company shall cause its management to transfer to the Purchasers, on a pro-rated basis, and for no purchase price, 2,500,000 shares of common stock owned by said management (the “2007 Make Good Shares”).

Similarly, in the event the U.S. GAAP consolidated financial statements of the Company reflect less than $9,000,000 of ATNI, or EPS of $0.43 for the fiscal year ending December 31, 2008 (the “Second Guaranteed NI”), the Company shall cause its management to transfer to the Purchasers, on a pro-rated basis and for no purchase price, 2,500,000 shares of common stock owned by said management (the “2008 Make Good Shares”).

Mr. Qingtai Liu  placed the 2007 Make Good Shares and the 2008 Make Good Shares in an escrow account held with Tri-State Title & Escrow, LLC upon closing of the Share Purchase Agreement .

Lock-Up

Mr. Qingtai Liu  entered into a “lock-up” agreement pursuant to which he, and his wife and daughter have agreed not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell a stock short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any of their shares of common stock of the Company or enter into any swap or other arrangement that transfers any economic consequences of ownership of such shares of common stock for the period commencing on the Closing Date under the Stock Purchase Agreement, continuing through the Effective Date of the initial Registration Statement filed  by the Company and ending twelve (12) months thereafter.

Right of First Refusal

From the Closing Date of the Stock Purchase Agreement and continuing for the longer of (a) a period of one (1) year following the Effective Date of the initial Registration Statement covering the resale of the Placement Shares and Warrant Shares, or (b) two years following the Closing Date, the Company shall give the Purchasers the right of first refusal on any placement or offering of any future debt or equity securities (the “Future Securities”). The Company is to notify the Purchasers of the Future Securities, and, so long as a Purchaser wishes to negotiate the purchase of the Future Securities, the Company shall for a period not exceeding ten (10) business days, in good faith, negotiate with the Purchaser to issue the Future Securities to the Purchaser on such terms as the parties may agree.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 15, 2007, the Company acquired all of the outstanding capital stock of SHI as described in Item 1.01 under “The Share Exchange Agreement.” Because SHI owns 100% of Weifang Shengtai Pharmaceutical Co., Ltd (“Weifang Shengtai”), a corporation organized and existing under the laws of the PRC, Weifang Shengtai is now an indirect wholly-owned subsidiary of the Company.

Weifang Shengtai is a privately-held corporation engaged in the business of the manufacture and supply of medical grade glucose products as well as other glucose and starch products used for food, beverage and industrial production.

Our Corporate Structure

As set forth in the following diagram, following the closing of the Share Exchange Agreement, SHI is now a wholly-owned subsidiary of the Company and Weifang Shengtai, in turn, is now a subsidiary of SHI.

BUSINESS

Our History

In March 2004, the Company was incorporated in the State of Delaware as West Coast Car Company. In the State of California, the Company has operated as West Coast Car Company d/b/a So Cal Car Company.

We were previously a pre-owned retail automobile dealership in Southern California. We were doing business as So Cal Car Company and commenced operations in Temecula, California in November 2004.

Robert Worthington, our ex-President, had been licensed to sell used cars and motorcycles by the State of California. Prior to his affiliation with us, he sold more than 83 vehicles through private party transactions.

The Company operated as a "traditional" pre-owned dealership, whereby it sought out vehicles from various sources, such as auctions, private parties, wholesalers, etc. and then sell the vehicles to the general public. The Company generally acquired the vehicles prior to identifying a buyer. Where appropriate, the Company had third parties repair, modify or enhance cars before sale.

SHI’s and Weifang Shengtai’s Organizational History

SHI was incorporated in the state of New Jersey on February 27, 2006. The Company now, through its PRC subsidiary Weifang Shengtai Pharmaceutical Co., Ltd. (hereinafter known as “Weifang Shengtai”) manufactures and supplies medical grade glucose products as well as other glucose and starch products used for food, beverage and industrial production.

Weifang Shengtai was established in Changle County, Weifang City, Shandong Province, PRC on February 4, 1999 and Mr. Qingtai Liu and Weifang Shengtai’s management were the original shareholders. These shareholders used Weifang Shengtai to acquire all the assets (which include both production equipment and 150,000 sq. meters of land) of Weifang Fifth Pharmaceutical Plant, a former PRC state-owned enterprise which defaulted on an approximate $5 million bank loan and which had its pledged assets taken over by the lending bank, for $775,000.

In 2006, SHI was formed as a holding company for Weifang Shengtai and SHI acquired the shares of Weifang Shengtai for cash.

Consequently, Weifang Shengtai became a Wholly Foreign Owned Entity or “WFOE” and obtained the approval of the local branch of the Ministry of Commerce in the City of Weifang on June 21, 2006. Its business term is 20 years starting on February 10, 2004, the date of approval of a previous joint venture which was not pursued. Weifang Shengtai’s registered capital is RMB32 million (approximately $3.92 million) of which $1,925,996 remains to be contributed by a deadline of June 21, 2007. This balance has already been sent to the Company from the money that was raised under the Share Purchase Agreements.

Overview of Weifang Shengtai’s Business

Weifang Shengtai manufactures and supplies pharmaceutical grade glucose used for medical purposes, as well as glucose and starch products for the food and beverage industry and for industrial production, in the PRC. The D-glucose form of glucose (also called dextrose) is one of the most important carbohydrates in biology and is the chief source of energy in the human body. As such it is used in a wide array of pharmaceutical products such as transfusions and intravenous drips.

The Company believes that the market for pharmaceutical grade glucose (dextrose) is approximately 3 billion bottles per year and growing (Source: China Medical Glass Bottle website, www.bbmt.com, report titled “The International Big Infusion Drugs Plastic Packing Market is Huge” dated September 29, 2006). In PRC alone, the demand for glucose has increased significantly - from 2002-2004, it increased from 250,000 tons to 800,000 tons per year, and the annual demand for glucose is expected to increase to 1.7 million tons per year by 2009 (Source: An extract from “Analysis on Present Situation and Prospect of Chinese Starch Sugar Industry” published by Starch and Sugar, Volume I of 2007)

In addition to its pharmaceutical glucose series of products, Weifang Shengtai also produces the other medicinal product lines set forth below and glucose and starch products such as Industrial glucose, Syrup, Starch, Avermectins, Dextrin, Maltose and Maltitol, which are used for food, beverage and industrial production

Products

Weifang Shengtai manufactures two categories of products.

(i)	Pharmaceutical and medicinal grade products

These products are the Company’s major products:

•	Dextrose Monohydrate Series

Dextrose Monohydrate Transfusion (25kg/bag)
Dextrose Monohydrate Oral in big bags (720kg/bag)
Dextrose Monohydrate Oral in small bags (25kg/bag)
Dextrose Anhydrous (25kg/bag)
Dextrose Monohydrate Oral for export (25kg/bag)
Dextrose Monohydrate transfusion for export (25kg/bag)
Dextrose Anhydrous for export (25kg/bag)

•	Starch, Dextrin, Polypropylene Resin II, Polypropylene Resin III, and Polypropylene Resin IV

Weifang Shengtai also supplies the following glucose and starch products to the pharmaceutical and hospital markets:

Multivitamin glucose (500g/bag)
Glucose base solution
Pharmaceutical grade starch (25kg/bag)

(ii)	Raw Materials for the Food, Beverage and Processing Industries

Weifang Shengtai produces raw materials for the food, beverage and processing industries:

Industrial glucose
Industrial glucose for export
Syrup for export
Starch for export
Avermectins
Dextrin
Dextrin for export
Avermectins Ointment
Avermectins refinement
Maltose
Maltitol

Sale of Products by Type and Geographic Locations

Most of Weifang Shengtai’s products are sold in the PRC, with an approximately 15% of the products being sold internationally. Sales are carried out directly by Weifang Shengtai’s sales personnel and it is not dependent on distributors or middlemen.

Below is a breakdown of the principal products sold by the Company in different geographic locations over the previous three fiscal years and the revenues attributed to such sales.

Sales by Product	FY 6/30/2004 (Revenue) ($)	FY 6/30/2005 (Revenue) ($)	FY 6/30/2006 (Revenue) ($)
Dextrose Monohydrate Domestic International	5,663,189 —	9,655,570 207,293	9,474,787 1,363,569
Dextrose Anhydrate Domestic International	579,433 —	1,606,832 256,261	762,238 534,253
Pharmaceutical Grade Oral Glucose Domestic International	12,068,635 —	9,892,962 1,000,550	16,578,570 2,824,816
Industrial Grade Oral Glucose Domestic	665,648	1,452,959	2,003,386
Corn Starch Domestic International	— —	265,223 2,359	946,436 1,933

Delivery Methods

Weifang Shengtai utilizes the following delivery methods: ground transportation, shipment by sea and by rail. Products sold internationally are shipped by sea. Approximtely 80% of the Company’s products are delivered by ground transportation. Weifang Shengtai generally bears the costs and risks of transportation unless a customer specifies a particular mode of delivery.

The Glucose Production Process

Weifang Shengtai’s glucose is made from enzyme-converted cornstarch. Glucose produced by Weifang Shengtai has the following characteristics: low heat, endotoxin in bacteria lower than 0.125Eu/ml, high purity, and a production standard of lower than 0.06Eu/ml.

The steps required to produce glucose from cornstarch are:

1.	The cornstarch is converted into an emulsion;

2.	Alpha-Amylase Glucoamylase is added;

3.	The emulsion from the chemical reaction of the two is cleaned and dried after filtering, discoloring, ion exchange, inspissation, crystallization and separation; and

4.	The cleaned and dried end-product of the above process is glucose

Under normal operating conditions, the finished product rate is 100%, with no rejects and wasted products. In case of a power outage or equipment malfunction, sub-standard output is detected by our quality control procedures, and is placed back into the production process for re-processing.

Major Suppliers

The three principal ingredients for glucose production are starch, enzyme preparations and active carbon. The major suppliers for these raw materials are as follows:

Starch

Shouguang Shengtai Starch Company Ltd (“Shougang Shengtai”) is our main supplier of starch. Shouguang Shengtai is a contracted production facility. Mr. Qingtai Liu, our Chief Executive Officer and President, owns 40% of the stock of Shouguang Shengtai and manages Shougang Shengtai pursuant to a management contract. Shouguang Shengtai supplies cornstarch to Weifang Shengtai based on sales contracts, but there is no long-term supply agreement between Shouguang Shengtai and Weifang Shengtai. This contracted production facility has been used for the past five years to ensure stable supplies of quality starch to Weifang Shengtai. It represented approximately 77%, 81% and 86% of Weifang Shengtai’s purchases of cornstarch for the years ended June 30, 2006, 2005 and 2004, respectively.

Enzyme Preparations

Weifang Shengtai purchased a total of 369 tons of enzyme preparations from its sole supplier for the past three years, Novozymes (China) Biotechnology Co. Ltd, a Wholly Foreign Owned Enterprise of Novozymes, a Danish company. Although we have not purchased enzyme preparations from any other source, there are numbers other suppliers from which we can make purchases.

Active Carbon

Fujian Sha County Qingshan Chemical Carbon Corporation, is one of the major active carbon producers in the PRC. Weifang Shengtai purchased a total of 4,100 tons of active carbon from Fujian Sha County Qingshan Chemical Carbon Corporation over the past three years. There are numerous other suppliers of a active carbon from which we can make purchases. if necessary.

Weifang Shengtai is not dependent on any one supplier for raw materials and machinery nor has it ever experienced a shortage of supply of raw materials or machinery.

New Cornstarch Manufacturing Facility

Weifang Shengtai is in the process of building a new cornstarch production complex with annual production capacity of 300,000 tons. The new complex is next to our existing glucose production plant. Although it is partially completed, it has started producing cornstarch. When completed, we believe its production capability will be in excess of 2.5 times the 120,000 ton per year production capacity of Shougang Shengtai. The new cornstarch production facility was commissioned at the end of 2006 and started production in January 2007. Currently, the production capacity of the new cornstarch production plant is 240,000 tons per year.

The new cornstarch facility will allow us to supplement and eventually replace our purchases from Shougang Shengtai, which has inadequate production to meet our needs. In addition, Shougang Shengtai utilizes older equipment which leads to unpredictable quality and it is approximately 60 kilometers from our facility and has resulted in additional shipping costs, which resulted in higher manufacturing costs.

Because Weifang Shengtai was managing Shougang Shengtai, we believe that our management will be able to make a smooth transition to manufacturing our own cornstarch.

During Calendar 2007, approximately 50% of the new cornstarch production plant’s output (i.e. 150,000 tons per year) will be used as raw materials for glucose production, and the other 50% will be sold to customers in the food, beverage, pharmaceutical and industrial industries.

Our cornstarch production complex consists of the following parts:

•	Corn storage

•	Cornstarch production line

•	Warehouse for finished product (cornstarch)

•	Logistical and delivery coordination center

•	Environmentally friendly waste water treatment facilities

The new cornstarch production has the following benefits:

•	Low-cost and stable supply of high-quality raw materials for glucose production

•	The stable supply of cornstarch will enable Weifang Shengtai’s existing glucose production plant to operate at full capacity

•	Reduced transportation costs of raw materials

•	Quality assurance of cornstarch since we are producing our own cornstarch

Glucose Manufacturing Facility Upgrade

Weifang Shengtai plans to upgrade its existing glucose production facility by replacing its old machinery to produce more complex glucose products such as such as anhydrous glucose transfusion, monohydrate glucose transfusion and oral glucose.

After this upgrade, at least 70% of the cornstarch produced by the new cornstarch production plant will be used as raw materials for glucose production. This upgrade will also allow for an increased production capacity of glucose.

Quality Control

Weifang Shengtai’s production facilities are fully certified for cGMP, ISO9002 and HACCP international quality standards. The rate of quality output (output conforming to pharmaceutical-grade glucose product specifications) is maintained at 100% because non-conforming products can be reprocessed.

A three-tier quality control system (production team level, workshop level, and management accountability for quality) ensures that all products are produced in a pollution-free, contamination-free and efficient production environment following strict quality-oriented procedures:

1.
A team of workers on-duty is responsible for the smooth operation of the production process by adhering to proper procedures. The intermediate output from each production step is sampled and checked to ensure that the final output is of specified quality standards.

2.
Equipment is checked regularly and maintained to ensure proper operation. The quality of the water used in the production process is regularly checked as well. The level of airborne particles and microbes in the production sites is regularly checked to eliminate contamination.

3.	The quality of all output is reviewed by the General Manager of the Quality Control Department, and ultimately approved by the CEO. A full set of written quality control records is maintained.

The qualities of the Company’s manufactured glucose can be summarized as follows:

Properties: white crystal, granular powder, odorless, sweet taste, easy soluble in water, slightly soluble in alcohol
Specific rotatory power: +52.0 degrees--- +53.5degrees
Dry loss: ≤9.5%
Chloride: <0.02%
Sulfate: <0.02%
Alcohol-insoluble matter: ≤5mg
Ferrous salt: <0.002%
Ignition residue: 0.08%
Heavy metal: ≤20ppm
Arsenide: <2ppm
Sulfite and soluble starch: appear yellow when added to an iodine test solution.

The qualities of the Company’s Dextrose Monohydrate Transfusion (Liquid glucose) may be summarized as follows:

Perceptual index:
Appearance: colorless without the impurity that can be seen by naked eye
Odor: no unusual odor
Taste: Clear sweet

Physical and chemical index
Solid substance: more than 84%
DE: 38-42
PH: 4.6 -6.0
Maltose content: 8% - 20%
Transmittance (426nm): more than 94
Coke Temperature: more than or equal to 125
Ash: no more than 0.3%

Hygienic index:
As: not more than 0.5mg/Kg
Pb: not more than 0.5mg/Kg
Bacterium total: not more than 1,000/g
E. coli: not more than 30/100g
Pathogen: No

Market Analysis

Industry Overview and Trends

The pharmaceutical transfusion was first put to use in 1832. In the past 160 years, clinical transfusion has grown from its rather limited choice of original physiological brine to more than 200 different kinds of transfusion media.

The diverse range of transfusion media could be grouped into five categories:

•	Body fluid balance (Isohydria)

•	Nutritional transfusion

•	Dialyzate

•	Plasma expander

•	Therapeutic transfusion (including herbal transfusion)

Dextrose Monohydrate is widely used in the medical and clinical environment for restorative and nutritional purposes. For example, a solution of pure glucose (Dextrose or D-glucose) has been recommended for use by subcutaneous injection as a restorative measure after major operations or as a nutritive measure in debilitating diseases.

Dextrose Monohydrate is widely used in hospitals and clinical institutions in the PRC and is covered by the PRC Government-subsidized Medical Insurance Scheme.

Glucose exists in nature in many forms in nature, including plants, fruits, in honey and animal products. In humans, every 100ml of blood typically contains 80-120 mg glucose. Glucose is the ingredient for many saccharide compounds such as saccharose, maltose, starch, glycogen and vitamins. The properties of glucose are summarized as: white crystal with sweet taste, easily soluble in water, difficult to dissolve in alcohol, insoluble in organic solvents such as ether, chloroform and neutral reaction to litmus.

Liquid glucose is a transparent and viscous liquid, and is produced by the action of enzymes on refined cornstarch. Glucose is formed by the hydrolysis of many carbohydrates, including sucrose, maltose, cellulose, starch and glycogen. Fermentation of glucose by yeast produces ethyl alcohol and carbon dioxide. Glucose is made industrially by the hydrolysis of starch under the influence of diluted aid, or more commonly, under that of enzymes.

Glucose is used for many different purposes, e.g. as being one of the raw materials for food and beverages, or as a substitute for sucrose. With the technological advances in food and beverage production, and as also in response to the demand from consumers for healthier food and drinks, producers are using more and more glucose as a raw material. Glucose is also used in veterinary medicine as a carrier of animal medicines.

Glucose is used by the pharmaceutical and chemical industries in a variety of ways. By using different reaction mechanisms, different types of chemical compounds are produced, - using the self-oxidation and combination mechanism to produce calcium gluconte, zinc gluconate, and glucorone; using the hydroreduction mechanism to produce sorbic alcohol and mannoalcohol, or to produce Vitamin B2, glutamine, ribose, and other vitamins.

World Pharmaceutical Market

The world markets for pharmaceutical products are growing at a significant rate and are projected to continue to do so in the immediate future. Pharmaceutical Market Trends, 2006-2010 by BioPortfolio showed the global pharmaceutical market forecast increasing 6.9% in aggregate over the next five years to $842 billion in 2010.

The Pharmaceutical Business Review reported, “Positive economic growth, stabilizing political structures, growing patient populations, and increasing direct foreign investment in the emerging markets of Brazil, Russia, India and China (BRIC) are creating significant opportunities for pharmaceutical companies to expand into these markets and maximize future revenue potential. Pharmaceutical sales across the BRIC economies grew by 22.3% in 2005, compared to single digit growth in the major markets of the US, Europe and Japan.”

According to IMS, a leading forecast provider of market intelligence to the pharmaceutical and healthcare industries, 2005 total global pharmaceutical sales grew 7% at constant exchange rates, to $602 billion. In the ten major markets, audited growth was 5.7% in 2005. IMS audits covers 95% of the market, while the remaining 5% are estimates.

The PRC Pharmaceutical Market

With annual growth rates in the PRC pharmaceutical industry exceeding 15% per year, the PRC has become a critically important market (see “China’s Pharmaceutical Market is World’s Ninth Largest” , October 22, 2005, available on www.100md.com). Demand for better drugs and medical equipment is driving this market. The Company believes it will continue to grow as the country modernizes and provides healthcare to a population of 1.3 billion people. The population of the PRC is served by approximately 310,000 medical and clinical institutions.

The PRC is one of the top 10 emerging pharmaceutical markets of the world, and is the second largest market in Asia after Japan as reported in an article dated May 6, 2005 titled “Experts Forecast China will become the World’s Fifth Biggest Medicine Market in 2010” on the Chinese Small-Medium Enterprises website (http://www.ynetc.gov.cn/Article_Show.asp?ArticleID=387). By 2010, it is believed the PRC will become world’s fifth largest pharmaceutical market after the USA, Japan, Germany, and France according to a report dated November 13, 2002 titled “Asia Pacific Medical Industrial Council Forecasts China will become the World’s Fifth Largest Pharmaceutical Market by 2010” on People’s Website (www.people.com.cn). It is projected that the Chinese pharmaceutical market would be valued at $75 billion by 2010, accounting for 10% of global demand, and $120 billion by 2020 (Source: www.http://managert.bokee.com/4173614.html).

The value of PRC pharmaceutical goods produced in 1970 was only $21.7 billion. (as reported on the Szechuan News Website, www.newssc.org, in an article titled “Discussion on the Development and State of China’s Pharmaceutical Industry”). Currently the PRC pharmaceutical market produces goods with a value of over $54.6 billion, according to an article in the July/August 2006 edition of the magazine Pharmaceutical Manufacturing. The PRC produces a little less than 25% of what is produced by the U.S. pharmaceutical market, which is valued at $240 billion. Projections show that the total value of global pharmaceuticals will expand to $750 billion in 2010 (Source: Western Medical People website (www.yd210.com)).

IMS reported that the total pharmaceutical market will expand at a compound annual growth rate of 5-8% over the next five years. North America and Europe are each projected to grow at a 5-8% pace; Asia Pacific/Africa, 9-12%; Latin America, 7-10%; and Japan, 3-6%. Emerging markets including the PRC, Korea, Mexico, Russia and Turkey, will all experience double-digit growth, outpacing global performance and signaling important shifts in the marketplace.

We believe that the global demand for pharmaceuticals is likely to continue to increase; with developing countries now being economically more prosperous and capable of spending more money on improving health care.

Major Import and Export Markets for Pharmaceutical Products

The major producers of chemical pharmaceutical raw materials are Western Europe, North America, Japan, China and India. Western Europe is a net exporter exporting 50% of its total production. North America is a major importer, with its own products only able to satisfy 20% of its total demand. Japan is believed to be evolving to become a net importer. The PRC and India have emerged into two major exporters for pharmaceutical raw materials, exporting 30-40% of its total output. (Source: Article titled “2002-2003 Analysis of the World’s Pharmaceutical Market” as reported on the Shanghai Information Services Platform website, http://www.istis.sh.cn/)

The total annual chemical drug-base production of the PRC is approximately 500,000 tons, consisting of raw materials for the production of anti-biotic, vitamins, pain-killers and hormonal and other drugs, and is second only to United States. The PRC and India are emerging as the major exporters in these product and raw material categories.

The Pharmaceutical Raw Material Manufacturing Industry in the PRC

The PRC, as a country, has put a lot of emphasis on the production of pharmaceutical raw materials in the past 40-50 years. Additionally, in the past ten years, a number of large international pharmaceutical companies have moved their productions to the PRC, such as Cargill, CPI and Roquette. Both factors have contributed to the growth of this specific segment in the PRC.

This industry segment can be categorized into three groups: first, the state-owned or government-subsidized pharmaceutical companies taking up 30% of market share; second, the foreign-owned or Sino-foreign Joint ventures taking up 60% of market share, and with the bulk of smaller firms competing for the remaining 10%. Weifang Shengtai falls into the second category.

Market Analysis and Projections for Clinical Transfusion Products in the PRC

Transfusion solutions are one of most commonly used clinical prescriptions in hospitals and health care institutions. Dextrose Monohydrate is one of the five most important types of medical prescriptions in the PRC and is one of the most widely used pharmaceutical product.

The total production volume of transfusion solutions grew from 1.38 billion bottles in 1995 to 2.91 billion bottles in 2001, i.e. annual growth of around 16.1% (source: http://www.chinapharm.com.en/html/scfx/20034815219.html). The types of transfusion solutions grew from 40 to more than 80 types of medical transfusion formulations.

There are more than 200 types of transfusion solutions developed and used in overseas countries, and the annual per capital consumption is more than 3 bottles. The PRC has only approximately 50 types of transfusion products, and the per capital consumption is around 2.15 bottles. Most of the consumption is for Dextrose Monohydrate.

(Source: Report titled “Major Transportation of Liquid Pharmaceutical Products: Entering the Speedway” dated April 21, 2003 published on Chinapharm website, www.chinapharm.com.cn)

Weifang Shengtai is one of the top producers of Dextrose Monohydrate transfusion solutions as well as Dextrose Anhydrous solutions. These products are the raw material or base solutions for pharmaceutical manufacturers to add specific medical formulations to produce medicated transfusion. The industrial customers of Shengtai are the producers of medical transfusion solutions.

The growth in demand for Dextrose Monohydrate transfusion solutions is correlated to the growth of the pharmaceutical production and consumption trends and patterns. Medical transfusion is a common and well-accepted treatment routine all over the PRC for many ailments, ranging from the common cold, influenza, and intestinal disorders to clinical restorative or recuperative prescriptions after surgical operations. There are altogether 310,000 medical service providers such as hospitals, clinics, and health-care institutions serving the 1.3 billion people in the PRC.

Target Market

Weifang Shengtai’s principal customers are:

•	Hospitals

•	Health Care Institutions

•	Medical supply companies

•	Physician offices

•	Pharmaceutical companies

•	Medical supply exporters

•	Food and beverage companies

It markets its products to these types of businesses within the PRC and plans to expand its export business as it increases its production capabilities, particularly in wholesale sales to foreign distributors.

Weifang Shengtai utilizes the following factors/incentives to encourage the purchase of its products:

•	High quality, pharmaceutical grade products

•	Certified product reliability

•	On-time deliveries

•	New and improved medicinal products and packaging

•	Excellent service and support

•	Excellent referrals

Domestic and International Market

The market in the PRC for Weifang Shengtai’s products is very large and growing rapidly. There are more than 310,000 medical service providers such as hospitals and health care institutions all over the PRC.

The Company believes that the export market is a lucrative market that Weifang Shengtai plans to further develop and expand. Due to very strong domestic demand and its production constraints, we historically could only serve a fraction of the export market.

The export figures for the Dextrose Monohydrate series products, which also includes anhydrous glucose and oral glucose, to the top four export markets are summarized as follows:

South Korea
Import approval permit issued in 2003
Products exported: Dextrose Monohydrate Oral & Dextrose Anhydrous

2003	2004	2005	2006 Jan-July
$54,100	$342,955	$149,280	$65,180

Russia
Import approval permit issued in 2004
Products exported: Dextrose Monohydrate Oral, Dextrose Monohydrate transfusion

2004	2005	2006 Jan-July
$317,016	$100,000	$132,115

Australia
Import approval permit issued in 2003
Product exported: Dextrose Monohydrate Oral

2003	2004	2005	2006 Jan-Jul
$20,000	$124,450	$42,780	$37,335

Singapore (plus re-export to Thailand)
Import approval permit issued in2003
Products exported: Dextrose Monohydrate Injection

2003	2004	2005	2006 Jan-Jul
$5,510	$216,750	$89,725	$7,200

Competitive Adavantages of the Company

With the PRC being a major corn-producing region of Asia, and Shandong being the major corn-producing province of the PRC, the Company, which is located in Shandong, has the advantage of a steady supply of raw materials, which are located nearby with low transportation costs.

Among our assets is a total of 150,000 square meters of land, of which approximately half is being utilized, leaving room for expansion.

Weifang Shengtai has only started to export to markets such as South Korea, Russia, Australia and Singapore and sixty other overseas countries. Taking into consideration the geographical proximity and cross-cultural similarities with the Northern and South-Eastern Asian markets, Weifang Shengtai believes that it can be competitive in terms of product price, delivery lead-time and customer service responsiveness.

With its new cornstarch facility and a planned upgrade of its glucose manufacturing facility,  Weifang Shengtai believes it will be able to stabilize its raw material costs and production, enable its glucose production facility to function at maximum capacity and produce more products for both the domestic and export markets.

Weifang Shengtai is the one of the leading producers of Dextrose Monohydrate transfusion solution in the PRC, with an estimated 30% of the overall PRC market share (Source: “Compilation of the Means of Production for Starch, Modified Starch, Crystal Glucose and Liquid Starch Sugars in 2005” published by the China Starch Industry Association in July 2006). The other suppliers of Dextrose Monohydrate transfusion solutions have pharmaceutical production lines with a diversified range of medicinal products. Weifang Shengtai believes it is the only manufacturer that has its primary focus on producing high-quality Dextrose Monohydrate transfusion solutions in the PRC.

The other competitors are manufacturing companies with a diversified range of industrial glucose and cornstarch products. Weifang Shengtai believes that most of its competitors put more emphasis on volume production of medium to low value-added products, while it focuses more on quality production of high value-added products.

Competition

Some of Weifang Shengtai’s competitors of its main products are listed below. They are coded as follows:

(trans = competitor in Dextrose Monohydrate transfusion solution)
(oral = competitor in oral Dextrose Monohydrate)
(andh = competitor in Dextrose Anhydrous)

•	Dong Ping Rui Xing Petrochemical Company Ltd (trans)

•	North China Pharmaceutical Production Company Ltd (trans)

•	Ci Feng Pharmaceutical Production Company Ltd (trans)

•	Yi Kan Pharmaceutical Production Company Ltd (trans)

•	Hebei Shengxue Company Ltd (andh)

•	Northern China Kan Yin Pharmaceutical Product Company Ltd (trans)

•	Shandong Xi Wang Company Ltd (oral)

•	QingHuangDao Lihua Glucose Company Ltd (oral)

•	Hebei Hua Ying Glucose Company Ltd (oral)

•	Cargill USA (trans), (oral)

•	CPI USA (oral) (andh)

•	Roquette (trans), (andh)

•	Cerestar (trans), (andh)

•	Hebei Zhou Ping Rui Xue Glucose Company Ltd (andh)

•	Hebei Linhua Glucose and Medicinal Production Company Ltd (andh)

Among Weifang Shengtai’s domestic competitors, Weifang Shengtai is the largest manufacturer of pharmaceutical grade glucose. However, its foreign competitors are better-capitalized and are more technologically advanced.

Growth Initiative

Weifang Shengtai has developed and is implementing the following initiatives to achieve its growth goals:

•	Vertically integrate its manufacturing capabilities by building and operating a cornstarch plant.

The Company believes the new cornstarch processing plant will lower production costs and improve profit margin because higher-quality and lower cost raw materials will be produced in-house and there will be no transportation costs because the cornstarch processing plant is next to the glucose production line.

This will somewhat shield Weifang Shengtai from external cornstarch price fluctuation, thus protecting or improving its profit margins.

•	Increase its glucose production capabilities to be able to meet market demand

Overseas demand had not been fully satisfied in the past because products have been sold out due to strong domestic demand in the PRC. The Company believes that its new 300,000 ton cornstarch processing plant will supply enough raw materials to increase production volumes and sales to an expanding domestic client base and fulfill more overseas orders which offer higher profit margins.

•	Develop new products

Beyond the pharmaceutical-grade products, some of the industrial-grade products can be further refined and transformed into higher-margin products, such as  modified starch and glucose-transformed nutraceutical raw materials. The Company has in its pipeline biotechnology product formulas that could be deployed to serve emerging market segments in the next few years.

•
Expand its marketing and sales efforts to identify and secure additional domestic customers and increase its export sales. The Company plans to (i) optimize its web site to describe and promote its business, (ii) take out advertisements in trade publications, (iii) buy advertisements for various search words and phrases (e.g. “glucose”) on Google and Yahoo and major PRC search engines, (iv) conduct seminars at various trade show events to promote its products, and (v) optimize its web site so that people doing ‘natural’ searches will see the web site link on the first page of the search by refining its Search Engine Optimization

Major Customers

Weifang Shengtai’s customers are principally located in the PRC but it hopes to expands its international customer base. Its principal customers are hospitals and pharmaceutical companies. Below is a list of its largest PRC customers:

•	Zhejiang Hsin Pharmaceutical Co Ltd

•	Shouguang Tianli Biological Technology Co Ltd

•	Guangdong Weishiya Health Food Co Ltd

•	Lianyungang Roquette Co Ltd

•	Sichuan Kelun Pharmaceutical Co Ltd

•	Beijing Double-Crane Pharmaceutical Co Ltd

•	Huayuan Changfu Pharmaceutical Group

•	Anhui Fengyuan Pharmaceutical Group

•	Huayu Wuxi Pharmaceutical Co Ltd

•	Chengdu Qingshan Pharmaceutical Co Ltd

•	Guangdong Duole Dairy Co Ltd

•	Hong Kong Xiehe Group

•	Redox Australia

•	PBI Thailand

•	SGN Korea

Intellectual Property

Weifang Shengtai formally acquired the registered “Heng De Bao” trade mark from Changle Medical Starch Factory on or about July 28, 2000. The trade mark was assigned by the Chinese Trademark Bureau and registered under classes 31 (pharmaceutical starch and white dextrin) and 5 (pharmaceutical glucose). The former class registration was renewed till June 10, 2009 while the later was renewed and valid till May 9, 2011. International Class Code 5 covers pharmaceuticals, veterinary and sanitary preparations; dietetic substances adapted for medical use; food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.  International Class Code 31 covers agricultural, horticultural, and forestry products and grains not included in other classes; live animals, fresh fruits and vegetables; seeds, natural plans, and flowers ; foodstuffs for animal, malt.

Insurance

Weifang Shengtai purchased automobile insurance with third party liability coverage for its vehicles and life insurance for its key personnel. It does not have other insurance such as property insurance, business liability or disruption insurance coverage for its operations in the PRC. While a lawsuit against a company such as Weifang Shengtai in the PRC would be rare, it cannot make any assurance that it will not have exposure for liability in the event of a lawsuit.

Research and Development Activities

Weifang Shengtai develops new products through cooperation with universities and science research institutes such as the Shandong University. Under the direction of Professor Wu of Shandong University, Weifang Shengtai has cooperated with the Shandong University to conduct an experimental study on polyacrylic resin products. The research and development expense was approximately $170,000. The intellectual property belongs to Shandong University, but Weifang Shengtai has a priority to use the intellectual property derived from the experiments.

Government Regulations

Because Weifang Shengtai manufactures medicinal and pharmaceutical products, it is subject to the laws governing the Good Practice in the Manufacturing and Quality Control of Drugs (as amended in 1998) as promulgated by the PRC State Food and Drug Administration on March 18, 1999.

It is also subject to business license and approval regulations that are required for all corporations in the PRC.

Weifang Shengtai has obtained  Certificates of Good Manufacturing Practices for Pharmaceutical Products (“GMP Certificates”) issued by the PRC State Drug Administration. The GMP Certificates certify that Weifang Shengtai is compliant with the requirements of Chinese Current Good Manufacturing Practices for Pharmaceutical Products in the manufacture of bulk Dextrose Monohydrate, glucose and anhydrous glucose and are valid through May 18, 2009, March 23, 2008 and April 18, 2009 respectively.

Additionally, Weifang Shengtai has obtained Drug Registration Certificates for glucose and glucosum pro orale from the State Food and Drug Administration in accordance with the PRC Medical Products Governance Law and its implementing regulations.

Environmental Compliance

Weifang Shengtai is subject to PRC environmental laws, rules and regulations that are standard to manufacturing facilities.

Weifang Shengtai’s production line has passed inspection by the Environmental Protection Bureau of PRC and was issued a Certificate of Qualification.

Employees

Weifang Shengtai currently employs 750 full-time employees.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

Risks related to doing business in the People’s Republic of China

Our business operations take place primarily in the PRC. Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

Our ability to operate in the PRC may be harmed by changes in its laws and regulations

Our offices and manufacturing plants are located in the PRC and the production, sale and distribution of our products are subject to Chinese rules and regulations. In particular, the manufacture and supply of pharmaceutical grade and medicinal products are subject to the PRC rules and regulations, such as the Good Practice in the Manufacturing and Quality Control of Drugs (as amended in 1998) as promulgated by the PRC State Food and Drug Administration on March 18, 1999 and the PRC Medical Products Governance Law.

In addition, because we operate a cornstarch production facility which produces waste water and we are subject to the environmental rules and regulations such as the Integrated Wastewater Discharge Standard(GB8978-1996).

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.

Our ability to operate in the PRC may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.

Also, we are a state-licensed corporation and production and manufacturing facility and subject to Chinese regulation and environmental laws. The Chinese government has been active in regulating the pharmaceutical and medicinal goods industry. Our business and products are subject to government regulations mandating the use of good manufacturing practices. Changes in such laws or regulations in the PRC, or other countries we sell into, that govern or apply to our operations could have a materially adverse effect on our business. For example, the law could change so as to prohibit the use of certain chemical agents in our products. If such chemical agents are found in our products, then such a change would reduce our productivity of that product.

If we were to lose our state-licensed status, we would no longer be able to manufacture our products in the PRC, which is our sole operation.

There is no assurance that PRC economic reforms will not adversely affect our operations in the future

Although the Chinese government owns the majority of productive assets in the PRC, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity.

Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

•              We will be able to capitalize on economic reforms;

•	The Chinese government will continue its pursuit of economic reform policies;

•              The economic policies, even if pursued, will be successful;

•              Economic policies will not be significantly altered from time to time; and

•	Business operations in the PRC will not become subject to the risk of nationalization.

Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within the PRC, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Over the last few years, the PRC's economy has registered a high growth rate. During the past ten years, the rate of inflation in the PRC has been as high as 20.7% and as low as -2.2%. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These corrective measures were designed to restrict the availability of credit or regulate growth and contain inflation. These measures have included devaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in the PRC, and thereby harm the market for our products. Future inflation in the PRC may inhibit our activity to conduct business in the PRC.

To date, reforms to the PRC's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to the PRC's economic system will continue or that we will not be adversely affected by changes in the PRC's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or businesses.

For example, changes in policy could result in imposition of restrictions on currency conversion, imports or the source of suppliers, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in the PRC. Although the PRC has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries could significantly affect the government's ability to continue with its reform.

We face economic risks in doing business in the PRC. As a developing nation, the PRC's economy is more volatile than that of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European Country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of the PRC was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. The PRC government has confirmed that economic development will follow the model of a market economy. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy. However, there can be no assurance that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of the PRC could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations. Economic reforms could either benefit or damage our operations and profitability. Some of the things that could have this effect are: i) level of government involvement in the economy; ii) control of foreign exchange; methods of allocating resources; iv) international trade restrictions; and v) international conflict.

Under the present direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case. A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC legal and judicial system may not adequately protect foreign investors and enforce their rights

The Chinese legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the People's Republic of China legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. PRC’s accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign- Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution.

Since the Articles of Association of Weifang Shengtai do not provide for the resolution of disputes business, the parties are free to proceed to either the Chinese courts or if they are in agreement, to arbitration.

Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in the PRC. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses.

In addition, some of our present and future executive officers and our directors, most notably, Mr. Qingtai Liu, may be residents of the PRC and not of the United States, and substantially all the assets of these persons are located outside the U.S. As a result, it could be difficult for investors to affect service of process in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Governmental control of currency conversion may affect the value of your investment.

The majority of our revenues will be settled in Renminbi and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside the PRC or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in the PRC authorized to conduct foreign exchange business.

In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi.

The value of our securities will be affected by the foreign exchange rate between U.S. dollars and Renminbi.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi, and between those currencies and other currencies in which our sales may be denominated. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiary in the PRC would be reduced.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in RMB, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due.

The fluctuation of the RMB may materially and adversely affect your investment.

The value of the RMB against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely almost entirely on revenues earned in the PRC, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. Dollars we receive from an offering of our securities into RMB for our operations, appreciation of the RMB against the U.S. Dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RMB into U.S. Dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. Dollar appreciates against the RMB, the U.S. Dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. Dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. Dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. Dollar.

Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE issued a public notice ("October Notice") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in our case. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of the October Notice by us or otherwise affect us.

In the event that the proper procedures are not followed under the SAFE October Notice, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Risks related to our business

We give no assurances that any plans for future expansion will be implemented.

We have a limited operating history and limited historical financial information upon which you may evaluate our performance.

We are in our early stages of development and face risks associated with a new company in a growth industry. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment. Even if we accomplish these objectives, we may not generate positive cash flows or the profits we anticipate in the future.

Although our revenues have grown rapidly since our inception from the increasing demand for our glucose products, we cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

•	expand our product offerings and maintain the high quality of our products;

•	manage our expanding operations, including the integration of any future acquisitions;

•	obtain sufficient working capital to support our expansion and to fill customers' orders in time;

•	maintain adequate control of our expenses;

•	implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;

•
anticipate and adapt to changing conditions in the dextrose monohydrate and glucose products markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

We will face a lot of competition, some of which may be better capitalized and more experienced than us.

We face competition in the pharmaceutical grade dextrose monohydrate and glucose industries. Although we view ourselves in a favorable position vis-à-vis our competition, some of the other companies that sell into our markets may be more successful than us and/or have more experience and money that we do. This additional experience and money may enable our competitors to produce more cost-effective products and market their products with more success than we are able to, which would decrease our sales. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. However, we cannot give you assurance that we can successfully remain competitive. If our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations or financial condition.

The PRC legal and judicial system may not adequately protect foreign investors and enforce their rights

Our business is largely subject to the uncertain legal environment in the PRC and your legal protection could be limited. As our present and possibly, future executive officers and directors are residents of the PRC, most notably, our CEO, Mr. Qingtai Liu and our operating subsidiary, Weifang Shengtai, is incorporated and situated in the PRC, legal recourse against any of them could be limited or inadequate. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

A slowdown in the PRC economy may adversely affect our operations.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business although we believe that the demand for our pharmaceutical grade and medicinal products is “economy-proof”.

  All of our operations are conducted in the PRC and most of all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. Also, while we believe the demand for our products are independent of the health of the economy, we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for our products and materially and adversely affect our business.

Conversely, our major competitors may be better able than us to successfully endure downturns in our sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced under either scenario. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

A widespread health problem in the PRC could negatively affect our operations

A renewed outbreak of SARS or another widespread public health problem in the PRC, such as bird flu where all of the Company's revenue is derived, could have an adverse effect on our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some offices that would adversely disrupt our operations.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our operations.

Enforcement against us or our directors/officers may be difficult

Because our principal assets are located outside of the U.S. and all of our directors and nearly all our officers reside outside of the U.S., it may be difficult for you to enforce your rights based on U.S. Federal Securities Laws against us and our officers and some directors in the U.S. or to enforce a U.S. court judgment against us or them in the PRC.

Nearly all of our directors and officers reside outside of the U.S. In addition, our operating subsidiary is located in the PRC and substantially all of its assets are located outside of the U.S. It may therefore be difficult for investors in the U.S. to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the U.S. Federal securities laws or otherwise.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Inadequate funding for our capital expenditure may affect our growth and profitability

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability. Our continued growth is dependent upon our ability to raise capital from outside sources. Our ability to obtain financing will depend upon a number of factors, including:

•   our financial condition and results of operations,

•   the condition of the PRC economy and the healthcare sector in the PRC,

•	conditions in relevant financial markets; and

•	relevant PRC laws regulating the same.

If we are unable to obtain financing, as needed, on a timely basis and on acceptable terms to our investors or lenders, our financial position, competitive position, growth and profitability may be adversely affected.

We may not be able to effectively control and manage our growth.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

Significant fluctuations in raw material prices may have a material adverse effect on us

We do not have any long-term supply contracts with our raw materials suppliers. Any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products. We are subject to market conditions and although these raw materials are generally available and we have not experienced any raw material shortage in the past, we cannot assure you that the necessary materials will continue to be available to us at prices currently in effect or acceptable to us.

We may have limited options in the short-term for alternative supply if our suppliers fail for any reason, including their business failure or financial difficulties, to continue the supply of materials or components. Moreover, identifying and accessing alternative sources may increase our costs.

Although we are in the corn-producing region in the Shandong province, there is no guarantee that we will not face a shortage of corn because of some natural calamity or other reason. We have also mitigated the risks of a shortage in cornstarch by managing a cornstarch-producing company, Shouguang Shengtai Starch Company, and implemented a vertical integration manufacturing program, which includes building our own cornstarch processing plant. This will not only lower productions costs and improve profit margins, it will also allow Weifang Shengtai to produce higher quality, lower-cost cornstarch. We cannot guarantee such measures will be effective in eradicating all risks attendant to the supply of raw materials. In the event our cost of materials is increased, we may have to raise prices of our products, making us less competitive price-wise.

We may not be able to adjust our product prices, especially in the short-term, to recover the costs of any increases in raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

We depend on a concentration of customers.

Our revenue is dependent, in large part, on significant orders from certain customers. We believe that revenue derived from current and future large customers will continue to represent a significant portion of our total revenue although we plan to diversity our customer base by, among other things, expanding our international sales. Our inability to continue to secure and maintain a sufficient number of large customers or increase our customer base would have a material adverse effect on our business, operating results and financial condition. Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions.

We usually enter into annual contracts with our domestic customers and long term contracts with our international customers. If there is an unforeseen circumstance e.g. in the dramatic increase of the costs of our raw materials, we may have to honor these contracts and suffer a loss if we are unable to renegotiate the terms.

We may be exposed to intellectual property infringement and other claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs.

Our success also depends in large part on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. As litigation becomes more common in the PRC in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims. The validity and scope of claims relating to the manufacturing of pharmaceutical grade products involve complex technical, legal and factual questions and analysis and, therefore, may be highly uncertain. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability, including damage awards, to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions preventing the manufacture and sale of our products. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation. Further, we do not have adequate product liability insurance coverage against defective products as our products are manufactured according to fairly basic formulas. Any disputes so far have been resolved through friendly negotiations. There is no guarantee that we will not be involved in any legal proceedings should such negotiations fail one day.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

To the knowledge of our management team, neither the production nor the sale of our products constitute activities, or generate materials in a material manner, that requires our operation to comply with the PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We rely on Mr. Qingtai Liu, our chairman and president, for the management of our business, and the loss of his services may significantly harm our business and prospects.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Qingtai Liu for the direction of our business. The loss of the services of Mr. Liu, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Mr. Liu will continue to be available to us, or that we will be able to find a suitable replacement for Mr. Liu.

We do not have key man insurance on Mr. Qingtai Liu, our chairman and president, upon whom we rely primarily for the direction of our business. If Mr. Liu dies and we are unable to replace Mr. Liu for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business, may be harmed.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our chairman and president, Qingtai Liu. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior personnel, or attract and retain high-quality senior executives or senior personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, such controls may not be adequate.

We may not be successful in hiring and retaining a qualified Chief Financial Officer

We may not be successful in retaining an experienced Chief Financial Officer who is conversant with U.S. Generally Accepted Accounting Principles and knowledgeable in our industry. If we are unable to find a suitable candidate or unable to retain his services, we may not be able to comply with our continuing financial reporting obligations and our financial condition and results of operations may be materially and adversely affected,

We have inadequate insurance coverage

We do not presently maintain product liability insurance, and our property and equipment insurance does not cover the full value of our property and equipment, which leaves us with exposure in the event of loss or damage to our properties or claims filed against us.

We currently do not carry any product liability or other similar insurance. We cannot assure you that we would not face liability in the event of the failure of any of our products. This is particularly true given our plan to significantly expand our sales into international markets, like the United States, where product liability claims are more prevalent.

Except for property and automobile insurance, we do not have other insurance such as business liability or disruption insurance coverage for our operations in the PRC.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims. We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

Rule 415

WE MAY NOT BE ABLE TO REGISTER ALL OF THE SHARES PURCHASED UNDER THE SHARE PURCHASE AGREEMENT WHICH WILL CAUSE US TO ACCRUE LIQUIDATED DAMAGES AS SET FORTH THEREIN AND BE HELD IN DEFAULT OF THE AGREEMENT WHICH COULD REQUIRE US TO RAISE ADDITIONAL FUNDS OR CURTAIL OR CEASE OPERATIONS

On May 15, 2007 (the “Closing Date”), the Company entered into and consummated a share purchase agreement (the “Share Purchase Agreement”) with nineteen accredited investors (the “Purchasers”). Pursuant to the Share Purchase Agreement, the Purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock (the “Placement Shares”) and 4,375,000 attached warrants (the “Warrants”) for $2.00 per share (the “Issue Price”) and for a total of $17,500,000 (the “Total Issue Price”). The exercise price of the Warrants $2.60 per share and the term of the warrants is five years.

Within 45 days of the Closing Date (the “Filing Date”), the Company is required to file a Registration Statement on Form S-1 (or such other form as may be applicable) to register the resale by the Purchasers of the Placement Shares and common stock for which the Warrants are exercisable (the “Warrant Shares”). If the Registration Statement is not filed by the Filing Date, damages are to be paid to each Purchaser in cash in an amount equal to 1.0% of the purchase amount subscribed for by such Purchaser. Such amounts are to be paid each month until the Registration Statement is filed.

If the Registration Statement is not declared effective within 200 days of the Closing Date (the “Effective Date”), the Company is to pay liquidated damages to the Purchasers. Such damages shall be paid in cash to each Purchaser in the amount equal to 0.50% of the purchase amount subscribed for by such Purchaser. Such 0.5% damage amount is to be paid monthly until the Registration Statement is declared effective, provided, however, that the Company shall not have any obligation to pay liquidated damages pursuant to this provision for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the Securities, (ii) information required from person or entities other than the Company or its subsidiary, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company or its subsidiary. The liquidated damages, together with the damages arising from a Maintenance Failure (as defined below), are subject to a cap of 10% of the purchase price paid by the Purchasers (the "Registration Damages Cap").

In addition to the obligation to file an initial Registration Statement, the Company is obligated to file subsequent Registration Statements (each a “Subsequent Registration Statement”), in the event all Placement Shares and Warrant Shares cannot be registered for resale in the initial Registration Statement, until all such shares have been registered for resale. The Subsequent Registration Statements are to be filed at the earliest dates permissible under then current SEC guidance (each, a “Relevant Date”) and the Purchasers’ shares shall be registered for resale pro-rata to their investment in each Subsequent Registration Statement. If any Subsequent Registration Statement is not filed by the Relevant Date, liquidated damages equal to the amount of 1.0% of the purchase amount of the remaining unregistered Placement Shares and Warrant Shares shall be paid pro-rata in cash to the Purchasers on the first business day after the Relevant Date, and on each monthly anniversary of said date (applied on a daily pro rata basis) until the Subsequent Registration Statement is filed, provided, however, that the Company shall not have any obligation to pay liquidated damages pursuant to this provision for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the Placement Shares and Warrant Shares, (ii) information required from person or entities other than the Company or its subsidiary, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company or its subsidiary. Such liquidated damages, together with the damages arising from a Maintenance Failure (as defined below), are subject to the Registration Damages Cap.

If a Subsequent Registration Statement is not declared effective within 200 days of the Relevant Date, liquidated damages are to be paid in cash pro-rata to the Purchasers holding unregistered Placement Shares and Warrant Shares in an amount equal to 0.50% of the purchase price of the remaining unregistered Placement Shares and Warrant Shares subscribed for by the Investors monthly until the Registration Statement is declared effective; provided, however, that the Company shall not have any obligation to pay liquidated damages pursuant to this provision for any delay arising from (i) issues raised by the SEC relating to Rule 415 of the Securities Act, as amended, or to the structure of the sale and resale of the Securities, (ii) information required from person or entities other than the Company or its subsidiary, or (iii) issues resulting from or relating to acts or omissions of persons or entities other than the Company or its subsidiary. Such liquidated damages, together with the damages arising from a Maintenance Failure (as defined below), are subject to the Registration Damages Cap.

The Company is obligated to keep all Registration Statements and Subsequent Registration Statements effective and (b) disclose such information as is necessary for sales to be made pursuant to such Registration Statement or Subsequent Registration Statement, as applicable. The failure to do so will subject the Company to liquidated damages equal to 0.50% of the Purchaser’s purchase price of the Placement Shares and Warrant Shares permitted to be registered for the first ninety (90) days and thereafter, 1% from the ninety-first day thereafter (a “Maintenance Failure”).

Any future registration statement which will be filed by upon behalf of the selling stockholders will be made in reliance upon Rule 415(a)(1) promulgated under the Securities Act of 1933, as amended. That rule permits delayed and continuous offerings and sales of securities if those offerings meet several requirements, including that the securities are offered and sold by or on behalf persons other than the issuer or its affiliates. As a result, Rule 415 may not be available for the registration of those shares if the selling stockholders are deemed to be the issuer.

Registration of all 8,750,000 Placement Shares and 4,375,000 Warrant Shares for resale by the selling stockholders herewith represents approximately 47.36% and 18.81% respectively of the total issued and outstanding shares of common stock. If Rule 415 is not available to register the Placement Shares and Warrant Shares which we sold pursuant to the Share Purchase Agreement, we may be in breach of the Share Purchase Agreement and may accrue further liquidated damages as aforesaid. The payment of liquidated damages will result in depleting our working capital and we may be required to seek additional funding to satisfy such payment, or curtail or cease operations.

FINANCIAL INFORMATION
Management’s discussion and analysis of financial conditions and results of operations

Overview

We are, through our subsidiaries, SHI and Weifang Shengtai involved in the manufacture and supply of pharmaceutical grade glucose used for medical purposes, as well as glucose and starch products for the food and beverage industry and for industrial production, in the PRC. The D-glucose form of glucose (also called dextrose) is one of the most important carbohydrates in biology and is the chief source of energy in the human body. As such it is used in a wide array of pharmaceutical products such as transfusions and intravenous drips.

In addition to our pharmaceutical glucose series of products, we also produce other medicinal product lines and glucose and starch products such as Industrial glucose, Syrup, Starch, Avermectins, Dextrin, Maltose and Maltitol, which are used for food, beverage and industrial production

Result of Operations

The following table shows the operation result of Weifang Shengtai for the fiscal years ended June 30, 2006, 2005 and 2004.

Description	Fiscal Year ended June 30, 2006	Fiscal Year ended June 30, 2005	Fiscal Year ended June 30, 2004
Sales Revenue	36,029,179	24,860,399	19,999,826
Costs of goods sold	27,568,092	19,557,743	16,487,240
Gross Profit	8,461,087	5,302,656	3,512,586
Selling, General and Administrative Expenses	3,831,778	3,242,330	2,474,813
Operating Income	4,629,309	2,060,326	1,037,773
Other Net Income	(418,398)	(445,169)	(550,196)
Income before Income Taxes	4,210,911	1,615,157	487,577
Provision for Income Taxes	0	0	0
Net income	4,210,911	1,615,157	487,577

The following table shows the operating results for the nine months ended March 31, 2007 the nine months ended March 31, 2006.

Description	Nine Months ended March 31, 2007	Nine Months ended March 31, 2006
Sales revenue	35,472,898	25,714,509
Cost of goods sold	26,694,321	19,900,781
Gross profit	8,778,577	5,813,728
Selling,General and Administrative expenses	2,989,524	2,820,492
Operating income	5,789,053	2,993,236
Other net income	(404,830)	(372,271)
Income before Income Taxes	5,384,223	2,620,965
Provision for Income Taxes	518,128	-
Net income	4,866,095	2,620,965
Foreign Currency Translation Adjustments	377,729	154,589
Comprehensive Income	5,243,824	2,755,554

NINE MONTHS ENDED MARCH 31, 2007 COMPARED WITH NINE MONTHS ENDED MARCH 31, 2006

Sales revenue for the nine months ended March 31, 2007 was $35,472,898, an increase of $9,758,389 or 37.9% compared with the corresponding period in 2006. This increase was the result of the increase in sales of our glucose products. Our new cornstarch plant began production in 2007 and this contributed to the increase in production in our glucose manufacturing facility and correspondingly, an increase in sales.

Costs of goods sold for the nine months ended March 31, 2007 was $26,694,321, an increase of $6,793,540 or 34.1% compared with the corresponding period in 2006. The increase in cost of goods sold is in tandem with the increase in sales of our products.

Gross profit for the nine months ended March 31, 2007 was $8,778,577, an increase of $2,964,849 or 51.0% compared with the corresponding period in 2006. The increase in our gross profit was due to the increase in our production output and a decrease in our per unit cost.

Selling, General and Administrative expenses for the first nine months ended March 31, 2007 was $2,989,524, an increase of $169,032 or 6.0% compared with the corresponding period in 2006. The increase in our Selling, General and Administrative expenses was the result of the expansion of our production output . However, the percentage of increase in our expenses is lower than the percentage increase in our gross profit because of the efficiencies of scale from a larger production output.

Net income for the nine months ended March 31, 2007 was $4,866,095, an increase of $2,245,130, or 85.7% compared with the corresponding period in 2006.The increase of net income was due to our increase in production output, sales volume and gross profit margin.

THE FISCAL YEAR ENDED JUNE 30, 2006 AND THE FISCAL YEAR ENDED JUNE 30, 2005

Sales revenue as for fiscal 2006 was $36,029,179, an increase of $11,168,780 which represents a 44.9% increase compared with fiscal 2005. The reason for the increase was a 27.4% increase in sales volume and an increase in the selling prices of our products. For example, the domestic selling price of our oral dextrose product increased by an average 14.7%, while its export selling price increased 13.66%.

The selling price of our products is determined by market demand. If the demand is higher than the supply, we will increase our prices. Accordingly, prices fluctuate throughout the year.

Costs of goods sold for fiscal 2006 was $27,568,092, an increase of $8,010,349 which represents an increase of 41.0% compared with fiscal 2005. The increase on the cost of goods was in tandem with the increase in sales volume.

Gross profit for fiscal 2006 was $8,461,087, an increase of $3,158,431, which represents an increase of 59.6% compared with fiscal 2005. The gross profit margin for fiscal 2006 was 23.5%, while it was 21.3% for fiscal 2005. The reason for the increase in gross profit margin was that the unit cost decreased due to the economies of scale resulting from the expansion of our production output. Although the product cost increased as a result of the price increase of corn, the selling price was higher than the price increase of corn, thus making our gross profit margin higher.

Our Selling, General and Administrative expenses for fiscal 2006 was $3,831,778, an increase of $589,448 compared with fiscal 2005. This was the result of the increase in our production output. However, the increase of our Selling, General and Administrative expenses of 18.18% is lower than the percentage increase in our sales.

The other expenses for fiscal 2006 and 2005 were $214,641 and $1,683 respectively. The 27.5% increase was directly related to the increase in our production output.

Net income for fiscal 2006 was $4,210,911, an increase of $2,595,754 compared with fiscal 2005. The reason for this increase was the increase in sales volume and gross profit.

THE FISCAL YEAR ENDED JUNE 30, 2005 AND THE FISCAL YEAR ENDED JUNE 30, 2004

Sales revenue for fiscal 2005 was $24,860,399, an increase of $4,860,573 or 24.3% compared with fiscal 2004. The reason for the increase was that the sales volume of our products increased by 21.5%, and the selling price of our products were also increased.

The selling price of our products is determined by market demand. If the demand is higher than the supply, we will increase our prices. Accordingly, prices fluctuate throughout the year.

Costs of goods sold for fiscal 2005 was $19,557,743, an increase of $3,070,503 or 18.6% compared with fiscal 2004. This is in tandem with the increase in our sales.

Gross profit for fiscal 2005 was $5,302,656, an increase of $1,790,070 or 51.0% compared with fiscal 2004. Gross profit increased because of the increase in our production output which contributed to the greater economy of scale and a decrease in our unit production cost, which was already low.

Selling, General and Administrative expenses for fiscal 2005 was $3,242,330, an increase of $767,517 or 31% compared with fiscal 2004. This increase was the direct result of the expansion of our production output and sales volume.

Net income for fiscal 2005 was $1,615,157, an increase of $1,127,580 or 231% compared with fiscal 2004. The increase in net income was due to the expansion of our output and consequent increase sales volume and gross profit margin.

Liquidity and Capital Resources

Operating Activities

FISCAL YEAR ENDED JUNE 30, 2006 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2005

Net cash provided by operating activities for fiscal 2006 was $6,528,302 compared to $706,202 provided by operating activities for fiscal 2005. The increase in net cash provided by operations was due to the growth in net profit from operations of Weifang Shengtai.

FISCAL YEAR ENDED JUNE 30, 2005 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2004

Net cash provided by operating activities for fiscal 2005 was $706,202 compared to $2,016,726 provided by operating activities for fiscal 2004. The decrease in net cash provided by operations was primarily because the Accounts Receivable for fiscal 2005 increased $1,548,602 and the Inventories increased $879,841.

Investing Activities

FISCAL YEAR ENDED JUNE 30, 2006 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2005

Net cash used in investing activities for fiscal 2006 was $7,512,613 compared to $3,392,920 used in investing activities for fiscal 2005. The cash has been spent on the construction of the new starch manufacturing facility.

FISCAL YEAR ENDED JUNE 30, 2005 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2004

Net cash used in investing activities for fiscal 2005 was $3,392,920 compared to $4,348,230 used in investing activities for fiscal 2004. The cash has been spent on the construction of the new starch manufacturing facility and other manufacturing facilities.

Financing Activities

FISCAL YEAR ENDED JUNE 30, 2006 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2005

Net cash provided by financing activities for fiscal 2006 was $633,177 compared to $2,332,738 provided by financing activities for fiscal 2005. We made divided payment of $1,664,503 to the shareholders and borrowed additional bank notes and loans during the fiscal year ended June 30, 2006. The proceeds were mainly used to pay for the construction of the new starch manufacturing facility.

FISCAL YEAR ENDED JUNE 30, 2005 COMPARED TO FISCAL YEAR ENDED JUNE 30, 2004

Net cash provided by financing activities for fiscal 2005 was $2,332,738 compared to $2,918,373 provided by financing activities for fiscal 2004. We received capital contributions of $1,143,649 and borrowed additional bank notes during the fiscal year ended June 30, 2005. The proceeds were mainly used to pay for the construction of the new starch manufacturing facility and other manufacturing facilities.

Loans

Weifang Shengtai finances its operation and met capital expenditure requirements primarily through bank loans and operating income. Weifang Shengtai had a total of $8,576,200, $7,683,500 and $7,435,389 short term bank loans as of June 30, 2006, 2005 and 2004, respectively. The terms of all these short term loans were one year. The loans were secured by Weifang Shengtai’s properties. The 2004 and 2005 loans have been fully repaid. Weifang Shengtai has not defaulted on any of the loans.

Weifang Shengtai also has long term loans from banks. As of June 30, 2006, 2005 and 2004, the current [maturities] long-term outstanding loans of Shengtai’s long term liabilities were $ 876,400, $ 847,000 and $726,000 respectively. As of March 31, 2007, we have outstanding balance of $585,114.

Guarantees

We guaranteed other unrelated third parties of their borrowings include short term bank loans, lines of credit and bank notes. The total guaranteed amount is $14,270,880 as of June 30, 2006.

Future cash commitments

We anticipate spending about $15 million in the upgrading of our glucose manufacturing facility, of which a portion of it will be financed through bank loans.

Critical Accounting Policies and Estimates

We have disclosed in notes of our financial statements those accounting policies that we consider to be significant in determining our results of operations and our financial position which are incorporated by reference herein. We believe that the following reflect the more critical accounting policies that currently affect our financial condition and results of operations.

Revenue recognition

Weifang Shengtai utilizes the accrual method of accounting. Revenue is recognized when the products are delivered and the ownership of products is transferred.

Use of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Accounts Receivables

Accounts receivables are stated at net realizable value. Any allowance for doubtful accounts is established based on the management’s assessment of the recoverability of accounts and other receivables. Management of Weifang Shengtai reviews its accounts receivable on a regular basis to determine if the bad debt allowance is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Known bad debts are written off as incurred.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method with a 3% residual value over the estimated useful lives of the assets.

Foreign currency translation

Weifang Shengtai’s functional currency is Renminbi (“RMB”). Foreign currency transactions are translated at the applicable rates of exchange in effect at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. Revenues and expenses are translated at the average exchange rates in effect during the reporting period.

Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated Other Comprehensive Income”. Gains and losses resulting from foreign currency translations are included in Accumulated Other Comprehensive Income.

PROPERTIES

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants or allocates landholders a “land use right.” Weifang Shengtai purchased land use rights from March 2000 to December 2003 in succession with a total price of $1,295,959. Weifang Shengtai has the right to use various parcels of land that range from 20 to 50 years in length, all of which are being used by Weifang Shengtai for its business.

Weifang Shengtai occupies an area of approximately150,000 square meters in Changle Economic and Technology Development Zone. Set forth below is the detailed information regarding the land:

Location	Area (square meters)	Construction on the Land	Expiration

Changle Economic and Technology Development Zone	16,168	None	January 14, 2030

Changle Economic and Technology Development Zone	73,313.38	Office and Staff buildings Glucose production facility	April 28, 2052

Changle Economic and Technology Development Zone	27,396.09	Office and Staff buildings Glucose production facility	21,073 m2 expires May 16, 2020 5,231 m2 expires October 15, 2030 1,092.09 m2 expires November 15, 2020

Changle Economic and Technology Development Zone	19,692.4	None	September 21, 2052

Changle Economic and Technology Development Zone	58,692	Cornstarch processing plant (11,800 sq meters)	April 2, 2054

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

            The following table sets forth certain information with respect to the beneficial ownership of our voting securities following the closing of the Share Exchange Agreement and the Share Purchase Agreement by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) our chief executive officer and the Company’s top three most highly compensated officers and (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Owner (1) (2)	Percent of Class
Qingtai Liu (3) Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	Common Stock	7,766,325	41.15%

Yongqiang Wang (3) Hi-Tech Industrial Park of Changle County, Shandong Province, PRC 262400	—	—	—

China Private Equity Partners Co., Limited 15 Church Street, Alpine, NJ 07620	Common Stock	1,025,000	5.43%

Pope Investments LLC 5150 Poplar Avenue, Suite 805, Memphis, TN 38137	Common Stock	2,650,000	14.04%

All executive officers and directors as a group	Common Stock	7,766,325	41.15%

(1)  On May 15 , 2007, the Company entered into the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, Messrs Qingtai Liu and Chenghai Du, shareholders of all the issued and outstanding shares of common stock of SHI, exchanged them for 9,125,000 newly-issued shares of the Company. The share exchange transaction closed on May 15, 2007.

Messrs Qingtai Liu and Chenghai Du became shareholders of 8,212,500 and 912,500 shares of common stock of the Company respectively. Mr. Qingtai Liu entered into an agreement dated May 8, 2006 with the foreign finders and Hickey Turner Capital, Inc. in which he had agreed to transfer for the benefit of the foreign finders and Hickey Turner Capital, Inc. and/or its designees 446,175 shares of common stock in the Company for consulting services.  In addition to assigning these shares on May 15, 2007, he also assigned an aggregate of 776,600 shares to his wife and minor child equally on the same date.

(2) On May 15, 2007, the Company entered into and consummated the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock (the “Placement Shares”) and 4,375,000 attached warrants (the “Warrants”) for $2.00 per share (the “Issue Price”) and for a total of $17,500,000 (the “Total Issue Price”). The exercise price of the Warrants $2.60 per share and the term of the warrants is five years. The Share Purchase Agreement closed on May 15, 2007.

(3) Messrs Qingtai Liu, Yongqiang Wang were appointed directors of the Company on May 15, 2007 pursuant to a resolution of shareholders of the majority outstanding and issued shares of common stock of the Company/ directors of the Company dated May 15, 2007.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS

Our Directors and Executive Officers

In connection with the change of control of the Company described in Item 5.01 of this Current Report, we have appointed the following executive officers and directors of the Company.

They are residents of the PRC.  As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce court judgments obtained against them in the United States courts.

Directors and Executive Officers	Position/Title	Age

Qingtai Liu	Chief Executive Officer/Director	49

Yongqiang Wang	Director	38

Yizhao Zhang	Chief Financial Officer	37

The following is a summary of the biographical information of the Company’s directors:

Qingtai Liu, 49, graduated from the Electrical Engineering Faculty of the Shandong Technical University with a Bachelor of Science degree in February 1982. He became the workshop director and head of the production department of Changle Wireless Device Factory until 1988, whereupon he assumed the position of Head of Science and Technology at the Changle Power Factory. In 1990, Mr. Liu became the Director of Weifang Fifth Pharmaceutical Plant. From January 1999 to present day, he is the Chairman and Chief Executive Officer of Weifang Shengtai Pharmaceutical Co., Ltd. Under his leadership, the Company successfully developed unique production techniques for the production of glucose and medicinal coating products, and has won Technology Innovation awards issued by the Chang Le County, Weifang City and the Shandong provincial government offices. The medicinal coating material technology that Mr Liu jointly developed with the Shandong University has been certified by the Technology Development Bureau of the Shandong Province to be of international standard.

Over the years, Mr Liu has been endorsed by the Weifang City Government office as a Leading Technology Innovator and a Distinguished Pharmaceutical Production Director. He also is the deputy to the People’s Conference of both Weifang City and Changle County.

Yongqiang Wang, 38, graduated with an Associates degree from the Shandong Economic and Management Institute. He joined Weifang Shengtai in April 2006 as the assistant to the General Manager of the Accounts Department and was in charged of the finance department. He assumed the position of Deputy General Manager of the Accounts Department in February 2007. Prior to joining us, Mr. Wang worked as a financial manager for various enterprises.

Yizhao Zhang, 37, has over 11 years of experience in portfolio investment, corporate finance, financial advisory and accounting. He is a certified public accountant of Delaware, and a member of the American Certified Accountants (AICPA). Before joining our Company, Mr. Zhang held senior positions in Chinawe Asset Management Corporation (OTC BB: CHWE) and China Natural Resources Incorporation (NASDAQ CM: CHNR). Previously, Mr. Zhang had experiences in portfolio management and asset trading in Guangdong South Financial Services Corporation from 1993 to 1999. Mr. Zhang received a Bachelor degree in Economics from Fudan University, Shanghai in 1992 and obtained an MBA degree with Financial Analysis and Accounting concentrations from the State University of New York at Buffalo in 2003.  He joined the Company in May 2007.

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed.  Officers serve at the discretion of the board of directors.

There are no family relationships among our directors or executive officers. There is no arrangement or understanding between or among our officers and directors pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board of Directors.

Our directors and executive officers have not, during the past five years:

•	had any bankruptcy petition foiled by or against any business of which was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and is not subject to a pending criminal proceeding,

•
been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

•
been found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Directors and Executive Officers of Weifang Shengtai

Yifeng’s executive officers are as follows:

Directors/Executive Officers	Title	Age

Qingtai Liu	President &	49
	Chief Executive Officer/
	Director

Guihai Zhang	Deputy General Manager-	41
	Biotechnology Engineering/
	Director

Bolin Wu	Deputy General Manager -	39
	Production Department/
	Director

Yongqiang Wang	Deputy General Manager -	38
	Accounts Department

Qiuxia Tian	Deputy General Manager -	35
	Supply Department

Under Weifang Shengtai’s Articles of Association, Weifang Shengtai’s board of directors consists of five directors appointed by the shareholders. The directors are elected and appointed by the shareholders for a term of four years and can be re-elected for consecutive terms.  The appointment and termination of the General Manager is determined by the Board of Directors.  The General Manager is appointed for a term of 3 years and can be re-elected for consecutive terms.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors currently acts as our audit committee.  Because we only recently consummated the Share Exchange Agreement and the Share Purchase Agreement, our board of directors is still in the process of finding an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B and is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act.

AUDIT COMMITTEE

We have not yet appointed an audit committee.  At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.  We, however, recognize the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2008 fiscal year.

COMPENSATION COMMITTEE

We do not presently have a Compensation Committee. Our board of directors presently act as the Compensation Committee.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our now ex-President and executive officers for the three years ended December 31, 2006, 2005 and 2004, respectively. No executive officers received compensation in excess of $100,000 for any of these three years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert Worthington (President) (1)	2006 2005 2004	12,200 30,000 25,000	— — —	— — 1,000	(2)	— — —	— — —	— — —	— — —	12,200 31,000 25,000

Daniel Drummond (Acting President & Vice President (1) (2)	2006 2005 2004	5,000 — —	— — —	— — 1,000	(2)	— — —	— — —	— — —	— — —	5,000 — 1,000

Alex Ferries (Secretary and Treasurer) (2)	2006 2005 2004	— — —	— — —	— — 1,000	(2)	— — —	— — —	— — —	— — —	— — 1,000

(1)
Mr. Worthington began serving as our President in March 2004 and received a monthly draw of approximately $2,500. On August 30, 2006 Mr. Worthington tendered his resignation, effective August 4, 2006, as officer and director of the Company. As a result of Mr. Worthington's resignation, Mr. Daniel Drummond, a director and Vice President, assumed the position of Acting President until such time as the board has the opportunity to fully assess the situation and consider new nominees to the board.

(2)	On April 9, 2004, Mr. Worthington, Mr. Drummond and Mr. Ferries each received 833,333 shares of our common stock, which was valued at $1,000.

The following is a summary of the compensation paid by Weifang Shengtai to its president and Chief Executive Officer for the three years ended June 30, 2006, 2005 and 2004, respectively. Weifang Shengtai has no Chief Financial Officer and no other executive officers of Weifang Shengtai received compensation in excess of $100,000 for any of these three years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Qingtai Liu (President & CEO)	2006 2005 2004	9,300 9,300 9,300	— — —	— — —	— — —	— — —	— — —	— — —	9,300 9,300 9,300

Compensation Discussion & Analysis

Weifang Shengtai strives to provide its named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in-line with their roles and responsibilities when compared to peer companies of comparable size in the same or similar locality.

It is not uncommon for PRC private corporations in that locality to have base salaries as the sole and only form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and with consideration of the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

The Company plans to implement a more comprehensive compensation program, which takes into account other elements of compensation, including without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. Such compensation program shall be comparative to the Company’s peers in the industry and aimed to retain and attract talented individuals to the Company.

The Company will also consider forming a Compensation Committee comprising predominantly of independent directors to oversee the compensation of its named executive officers.

Compensation of Directors.

We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of the Company.

On April 9, 2004, our ex-directors, Daniel Drummond, Alexander Ferries and Robert Worthington all received 833,333 shares of common stock for efforts related to the founding and establishment of the Company.

The directors for Weifang Shengtai are employees of it and apart from their salaries as employees, they receive no further compensation for their services as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Weifang Shengtai entered into a joint venture partnership with Weifang City Investment Company and Changle Century Sun Paper Industry Co., Ltd on September 16, 2003 and formed Changle Shengshi Redian Co., Ltd (“Changle Shengshi”). Changle Shengshi was incorporated at Weifang City, Shandong Province, People’s Republic of China. Changle Shengshi’s principal activity is to produce and sells electricity and heat.

The Company owned a 30% interest in Changle Shengshi as of June 30, 2004. On April 12, 2005, the Company’s percentage ownership in Changle Shengshi was diluted from 30% to 20% due to an additional investment into Changle Shengshi from another party. Changle Shengshi has a registered capital of approximately $5,898,750. Weifang Shengtai invested approximately $1,262,625 towards its registered capital, which accounts for a 20% share of Changle Shengshi’s stock. The Company also invested additional $1,048.5% into Changle Shengshi. Total investment of approximately $2,311,575 represents 20% of Changle Shengshi’s paid-in capital..

As an investor and shareholder of Changle Shengshi, Weifang Shengtai enjoys a preferential discount of 10% off the market price of electricity supplied by the plant to Weifang Shengtai.

The Company had a total of $348,366, $97,488 and $0 of accounts payable to Changle Shengshi at June 30, 2006, 2005 and 2004, respectively. The utilities expenses amounted to $1,705,675, $581,338, and $0 for the years ending June 30, 2006, 2005 and 2004, respectively.

“Shougang Shengtai” is contractually managed by Mr. Qingtai Liu. Mr. Liu is also 40% stockholder of Shougang Shengtai. Shougang Shengtai provides raw materials, namely cornstarch and cornstarch slurry to Weifang Shengtai at market prices. The Company had $1,378,133, $1,625,608 and $1,063,048 of prepayments to Shouguang Shengtai at June 30, 2006, 2005 and 2004, respectively. Total related party purchases for the years ending June 30, 2006, 2005 and 2004 amounted to $15,963,415, $13,794,612 and $12,299,181, respectively.

On June 20, 2006, pursuant to a shareholders’ resolution, Bio-One Corporation, (“Bio-One”) and Mr. Qingtai Liu, the original shareholder of Weifang Shengtai agreed to transfer their collective 100% ownership in Weifang Shengtai to Shengtai Holding Inc. (“SHI”).

Mr. Qingtai Liu sold his 49% stock equity in Weifang Shengtai for approximately RMB 15 million (approximately $1.92 million). Bio-One sold its 51% stock equity in Weifang Shengtai for $1,000,000 as well as a return of $4,180,000 worth preferred stock of Bio-One. In accordance with laws governing foreign acquisitions of a Chinese registered company, the remaining balance of $1,920,000, being the amount due from SHI is required to be made within 1 year from the date of issuance of the business license.

As of June 15, 2007, the Company had an unpaid balance of $1,925,996 for the investment in Weifang Shengtai. The balance is non-interest bearing, unsecured and due on demand. The Company has not issued any shares of common stock to the Mr. Qingtai Liu in consideration of a promissory note payable totaling about $1,925,996. The unissued common stock was presented as capital contribution receivable in the shareholders’ equity amounted $1,925,996.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS
COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

We received a listing on the Over the Counter Bulletin Board on January 12, 2007 and our symbol is "WCSC." As of May 15, 2007 there were 89 shareholders of record holding 18,875,000_shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

There has never been any established public market for shares of our common stock.  The following table sets forth for the period indicated the prices of the common stock in the over-the-counter market, as reported and summarized by the OTC Bulletin Board. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

CALENDAR QUARTER ENDED	HIGH BID(S)	LOW BID(S)
March 31, 2007	$—	$—

Since the Company’s incorporation, no dividends have been paid on our Common Stock. We intend to retain any earnings for use in our business activities, so it is not expected that any dividends on our common stock will be declared and paid in the foreseeable future.

Warrants

On May 15, 2007, the Company entered into and consummated the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock (the “Placement Shares”) and 4,375,000 attached warrants (the “Warrants”) for $2.00 per share (the “Issue Price”) and for a total of $17,500,000 (the “Total Issue Price”). The exercise price of the Warrants $2.60 per share and the term of the warrants is five years. Please see Exhibit 4.1.

In addition, the Company has agreed to issue and on May 15, 2007, issued to Chinamerica Fund, L.P. 75,000 warrants and Jeff Jenson 25,000 warrants to compensate the former as lead investor and the latter in assisting in providing the shell. These warrants have an exercise price of $0.01 per share and a term of five years.

Recent Sales of "Restricted Securities"

Please refer to Item 1.01 - “Entry into a Material Definitive Agreement”.

Our common stock was held by approximately 89 holders of record as of May 15, 2007 and they do not include an indeterminate number of stockholders whose shares are held by brokers in street name.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Dividends

There are no present material restrictions that limit the ability of our Company to pay dividends on common stock or that are likely to do so in the future. Our Company has not paid any dividends with respect to its common stock, and does not intend to pay dividends in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

Please refer to Item 1.01 - Entry into a Material Definitive Agreement above.

The issuance of shares of common stock and Placement Shares and Warrants under the Share Exchange Agreement and Share Purchase Agreement was exempt from registration in reliance upon Regulation S and Section 4(2) of the Securities Act of 1933, as amended.  Each of Qingtai Liu and Chenghai Du is a non-U.S. person, as defined in Rule 902(k) of Regulation S, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in our securities under Rule 506 of Regulation D.

The Company has no obligation to register the shares issued in this transaction.  The securities issued in this transaction were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been filed as exhibits to this Form 8K. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 100,000,000 shares of common stock, $.001 par value, and 5,000,000 shares of preferred stock, $.001 par value.

Common Stock

There were 18,875,000 shares of common stock outstanding as of May 15, 2007. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and are not entitled to cumulate their votes in the election of directors (provided we are not subject to section 2115 of the California General Corporation Law). The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefore subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

Preferred Stock

The Company's Amended and Restated Certificate of Incorporation authorizes 5,000,000 shares of Preferred Stock, $.001 par value per share. 4,000,000 of these shares are "blank check" Preferred Stock. The board of directors of the Company is authorized to provide for the issuance of these unissued and undesignated "blank check" shares of Preferred Stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof.

The Company has designated 1,000,000 shares of its Preferred Stock as Series A Preferred Stock of which none are issued outstanding as of May 15, 2007. The holders of Series A Preferred Stock have the following rights: (i) holders of Series A Preferred Stock, in preference to the holders of Common Stock shall be entitled to receive cash dividends at a rate of 8% of the Series A Preferred issue price. Such dividends are non-cumulative and payable when, as and if declared by our board of directors; (ii) holders of Series A Preferred Stock vote together as a single class with holders of Common Stock, with each share of Series A Preferred Stock being entitled to cast a number of votes equal to the number of shares of Common Stock into which it is convertible, which is 2.5 as of the date hereof; (iii) in addition to certain automatic conversion provisions, which go in effect upon the closing of a public offering, which provides gross proceeds in excess of $5,000,000 to the company, the Series A Preferred Stock is convertible at any time at the option of the holders thereof, at the rate of 2.5 shares of Common Stock (subject to adjustment for certain dilutive issuances) for each share of Series A Preferred Stock; and (iv) holders of Series A Preferred Stock will, upon liquidation, dissolution or winding-up of the Corporation, in preference to the holders of Common Stock, be entitled to receive an amount equal to the issue price per share of Series A Preferred Stock.

Summary of anti-dilution provisions

The anti-dilution protection takes the form of weighted average anti-dilution protection, whereby if common stock is issued at a price below the effective Series Preferred Conversion Price, which is currently $0.10 (but is adjusted as described below) a new lower Series Preferred Conversion price will become effective. This conversion price effectively increases the number of common shares to which the Series Preferred shares will convert. This rate is dependent on the new issue price for the Common stock, the number of newly issued common shares and the number of common shares currently outstanding. Please read our Amended and Restated Certificate of Incorporation, which has been incorporated by reference with our Form 10-SB/A for more details.

Anti-takeover provisions

As discussed above, our board of directors can issue up to 4,000,000 shares of "blank check" Preferred Stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. The issuance of such "blank check" Preferred Stock could be used to discourage a transaction involving an actual or potential change in control of us or our management, including a transaction in which our stockholders might otherwise receive a premium for their shares over then current prices.

In addition, we are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person became an interested stockholder, unless: (i) prior to the date a person becomes an interested stockholder, the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors or officers of the corporation and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation, other than the interested stockholder, authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 % of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a "business combination" to include any of the following: (i) any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the corporation's assets involving the interested stockholder; (iii) in general, any transaction that results in the issuance or transfer by the corporation of any of its stock of any class or series to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of its stock of any class or series owned by the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.

In general, Section 203 defines an "interested stockholder" as: (i) any person who owns 15% or more of a corporation's outstanding voting stock; (ii) any person associated or affiliated with the corporation, who owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's outstanding voting stock; or (iii) the affiliates and associates of any such person.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might result in a premium over the market price of our common stock.

The above description of the Company's Common Stock and Preferred Stock is only a summary, and is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We were incorporated under the laws of the State of Delaware. Section 145 of the DGCL, generally provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided that the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.

Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which the officer or director has actually and reasonably incurred.

Our amended and restated certificate of incorporation and bylaws provide for the indemnification of our directors and executive officers to the fullest extent permitted under the DGCL and other applicable laws. In addition, our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable laws.

There is currently no pending litigation or proceeding involving any of our directors or executive officers for which indemnification is being sought. We are not currently aware of any threatened litigation that may result in claims for indemnification against us by any of our directors or executive officers.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2007 AND JUNE 30, 2006

	March 31,	June 30,
	2007	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$354,694	$502,457
Restricted cash	5,050,500	3,881,200
Accounts receivable, net of allowance for doubtful accounts of
$424,620, and $357,970 as of March 31, 2007 and June 30, 2006	6,040,838	3,531,810
Notes receivable	221,422	358,920
Other receivables	409,546	369,884
Other receivables - related party	585,541	-
Other receivables - officer	21,256	-
Inventories	3,157,001	1,895,878
Prepayments	150,360	231,352
Prepayments - related party	2,184,512	1,378,133
Total current assets	18,175,670	12,149,634

PLANT AND EQUIPMENT, net	26,148,628	14,562,974

OTHER ASSETS:
Investment in Changle Shengshi Redian Co., Ltd.	2,544,200	2,245,086
Prepayments - non-current	2,295,120	1,166,998
Intangible assets - land use right, net of accumulated amortization	1,164,543	1,146,765
Total other assets	6,003,863	4,558,849

Total assets	$50,328,161	$31,271,457

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,440,672	$1,582,812
Accounts payable - related party	-	348,366
Notes payable - banks	8,806,000	7,011,200
Short term loans	18,583,250	8,576,200
Investment payable	-	888,920
Accrued liabilities	268,342	92,862
Other payable	372,597	256,291
Employee loans	1,072,184	791,135
Dividends payable	-	389,216
Customer deposit	1,433,847	276,609
Long term liabilities - current maturities	-	876,400
Payable - officer	1,925,996	1,925,996
Taxes payable	938,905	596,420
Total current liabilities	37,841,793	23,612,427

LONG TERM LOANS	585,114	1,001,600

Total liabilities	38,426,907	24,614,027

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common stock, $0.10 par value, 100,000 shares authorized,
100 shares issued and outstanding	10	10
Paid-in capital	3,925,986	3,925,986
Capital contribution receivable	(1,925,996)	(1,925,996)
Statutory reserves	1,001,088	1,001,088
Retained earnings	8,337,035	3,470,940
Accumulated other comprehensive income	563,131	185,402
Total shareholders' equity	11,901,254	6,657,430

Total liabilities and shareholders' equity	$50,328,161	$31,271,457

The accompanying notes are integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2007	2006	2007	2006

SALES REVENUE	$12,563,088	$9,450,787	$35,472,898	$25,714,509

COST OF SALES	9,297,002	7,229,265	26,694,321	19,900,781

GROSS PROFIT	3,266,086	2,221,522	8,778,577	5,813,728

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,059,579	997,067	2,989,524	2,820,492

INCOME FROM OPERATIONS	2,206,507	1,224,455	5,789,053	2,993,236

OTHER (EXPENSE) INCOME:
Earnings (loss) on equity investment	83,182	(29,529)	105,389	15,320
Other income	1,704	27,470	98,867	141,774
Other expense	(18)	(210,626)	(2,801)	(213,664)
Interest expense and other charges, net of interest income	(281,292)	(103,951)	(606,285)	(315,701)
Other (expense) income, net	(196,424)	(316,636)	(404,830)	(372,271)

INCOME BEFORE PROVISION FOR INCOME TAXES	2,010,083	907,819	5,384,223	2,620,965

PROVISION FOR INCOME TAXES	216,990	-	518,128	-

NET INCOME	1,793,093	907,819	4,866,095	2,620,965

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	130,758	42,865	377,729	154,589

COMPREHENSIVE INCOME	$1,923,851	$950,684	$5,243,824	$2,775,554

The accompanying notes are integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Common stock			Capital	Retained earnings		Accumulated other
	Shares	Par value	Paid-in capital	contribution receivable	Statutory reserves	Unrestricted	comprehensive income	Totals
BALANCE, June 30, 2005	100	$10	$3,925,986	$(1,925,996)	$384,832	$876,350	$-	$3,261,182

Net income						2,620,965		2,620,965
Dividend distribution						(1,000,065)		(1,000,065)
Foreign currency translation adjustments							154,589	154,589

BALANCE, March 31, 2006, unaudited	100	$10	$3,925,986	$(1,925,996)	$384,832	$2,497,250	$154,589	$5,036,671

Net income						1,589,946		1,589,946
Adjustment to statutory reserve					616,256	(616,256)		-
Foreign currency translation adjustments							30,813	30,813

BALANCE, June 30, 2006	100	$10	$3,925,986	$(1,925,996)	$1,001,088	$3,470,940	$185,402	$6,657,430

Net income						4,866,095		4,866,095
Foreign currency translation adjustments							377,729	377,729

BALANCE, March 31, 2007, unaudited	100	$10	$3,925,986	$(1,925,996)	$1,001,088	$8,337,035	$563,131	$11,901,254

The accompanying notes are integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,866,095	$2,620,965
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	1,295,570	1,108,533
Amortization	31,992	31,013
Allowance for bad debts	53,445	-
Earnings on equity investment	(105,389)	(15,320)
Change in assets and liabilities:
Accounts receivable	(2,401,163)	(1,636,086)
Notes receivable	147,315	(230,311)
Other receivables	(26,507)	18,385
Other receivables - related party and officer	(596,629)	-
Inventories	(1,175,968)	(759,267)
Prepayments	87,447	199,960
Prepayments - related party	(746,328)	998,583
Accounts payable	2,756,521	64,635
Accounts payable - related parties	(467,190)	26,330
Accrued liabilities	169,404	(101,184)
Other payable	105,702	(41,731)
Customer deposit	1,128,506	1,081,582
Taxes payable	316,605	(40,768)
Net cash provided by operating activities	5,439,428	3,325,319

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments on equity investment	(904,043)	-
Additions to plant and equipment	(497,603)	(247,054)
Additions to construction in progress	(11,697,698)	(2,997,267)
Additions to land use right	(10,747)	-
Increase in prepayment - non current	(1,069,809)	(1,296,811)
Net cash used in investing activities	(14,179,900)	(4,541,132)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in restricted cash	(1,018,640)	(934,011)
Borrowings on notes payable - banks	12,959,405	10,686,070
Payments on notes payable - banks	(11,431,445)	(8,434,548)
Borrowings on short term loans	17,100,419	5,096,852
Payments on short term loans	(7,550,669)	(4,639,125)
Borrowings on employee loans	627,960	184,885
Payments on employee loans	(378,336)	(99,169)
Borrowings on long term loans	-	630,921
Payments on long term loans	(1,334,641)	(865,970)
Dividend paid to shareholders	(395,838)	(1,101,173)
Net cash provided by financing activities	8,578,215	524,732

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	14,494	19,919

DECREASE IN CASH	(147,763)	(671,162)

CASH, beginning of period	502,457	828,183

CASH, end of period	$354,694	$157,021

The accompanying notes are integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Note 1 - Organization background and principal activities

Shengtai Holding Inc. (the “Company”) was in incorporated in the state of New Jersey on February 27, 2006. The Company, through its Chinese subsidiary Weifang Shengtai Pharmaceutical Co., Ltd (hereinafter known as “Weifang Shengtai”) manufactures and distributes raw drug materials (glucose, dehydrate glucose) and drug supplements (starch, dextrin, polyacrylic acid resin).

Weifang Shengtai was established in Changle County, Weifang City, Shandong Province, People’s Republic of China on February 4, 1999 and Mr. Qingtai Liu and his management team were the original shareholders.

On December 25, 2003, Bio-One Corporation (referred to as “Bio-One”), a Nevada corporation signed a joint venture agreement with Weifang Shengtai. Pursuant to the Joint Venture Agreement, Bio-One acquired a 51% interest in Weifang Shengtai for a cash payment $2,000,000 to fund its share of the registered capital and 2,090,000 shares of Bio-One’s Series A preferred stock to the former shareholders of Weifang Shengtai. The business term was for 20 years with registered capital of $3,920,000. Bio-One paid its $2,000,000 contribution in 2004. The original shareholders contributed a total of $1,920,000 between 1999 and 2004.

On April 19, 2006, pursuant to a shareholders’ resolution 37 Chinese shareholders of Weifang Shengtai transferred their 17.95% interest in the company to Mr. Qingtai Liu for RMB 5,628,880 ($703,610). On June 3, 2006, the equity exchange was approved by the local branch of the Ministry of Commerce (MOC) in Weifang.

On June 20, 2006, the Company signed an agreement to acquire a 100% ownership in Weifang Shengtai from Bio-One Corporation which owned a 51% interest in Weifang Shengtai and Mr. Qingtai Liu who owned the remaining 49% interest. Mr. Qingtai Liu, who is one of the founding shareholders of Weifang Shengtai, sold his 49% interest in Weifang Shengtai to the Company for RMB 15 million (approximately $1,925,996), this amount is unpaid as of March 31, 2007. Bio-One sold its 51% interest in Weifang Shengtai to the Company for $1,000,000 in cash and the return of 4,180,000 Series A preferred shares of Bio-One owned by Mr. Qingtai Liu. Weifang Shengtai became a Wholly Foreign Owned Entity or “WFOE” and obtained the approval of the local branch of the Ministry of Commerce (MOC) in the City of Weifang Shengtai on June 21, 2006. The business term is 20 years starting on February 10, 2004 when Bio-One acquired its 51% in Weifang Shengtai. The registered capital is RMB 32 million (approximately $3.92 million). In accordance with laws governing foreign acquisitions of a Chinese registered company, the Company will be required to contribute $1,925,996 which represents the 49% of the registered capital purchased from Mr. Qingtai Liu. This contribution is required to be made within 1 year from the date of approval of the business license. As a result of this transaction, the original shareholders of Weifang Shengtai exercised control over the Company.

The purchase of Weifang Shengtai has been accounted for as a reverse acquisition and a recapitalization of the entities under common control. The assets and liabilities were transferred at historical cost. The consolidated financial statements have been presented as if the acquisition of the subsidiary occurred at June 30, 2005.

Note 2 - Summary of significant accounting policies

The reporting entity

The consolidated financial statements of Shengtai Holding Inc. and Subsidiary reflect the activities of the parent and its wholly owned subsidiary, Weifang Shengtai.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All material intercompany transactions and balances have been eliminated in the consolidation.

Shipping and handling

Costs related to shipping and handling are included in cost of revenue.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $563,131 and $185,402 as of March 31, 2007 and June 30, 2006 respectively. At March 31, 2007, assets and liabilities were translated at 7.72 RMB to $1.00 USD and 7.99 RMB at June 30, 2006. The equity accounts were stated at their historical rate. The average translation rates applied to income statement for 2007 were 7.85 RMB to $1.00 USD and 8.01 RMB for 2006. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue recognition

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product and certain freight expenses.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. For example, management estimates potential losses on outstanding receivables. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and loans to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China. Total cash (including restricted cash balances) in state-owned banks at March 31, 2007 and June 30, 2006 amounted to $5,567,071 and $4,580,468 respectively of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted cash

The Company through its bank agreements is required to keep certain amounts on deposit that are subject to withdrawal restrictions and these amounts are $5,050,500 and $3,881,200 as of March 31, 2007 and June 30, 2006 respectively.

Accounts receivable

The Company’s business operations are conducted in the People’s Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Accounts receivable, outstanding at March 31, 2007 and June 30, 2006 amounted to $6,465,458 and $3,889,780, respectively. Management reviews its accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. The Company expensed $53,445 during the nine months ended March 31, 2007 for potential uncollectible amount. Known bad debts are written off when identified. The allowance for doubtful accounts as of March 31, 2007 and June 30, 2006 amounted to $424,620 and $357,970, respectively.

Inventories

Inventories are stated at the lower of cost or market using the weighted average basis and consist of the following:

	March 31,	June 30,
	2007	2006
	(unaudited)
Raw material	$436,354	$92,478
Work-in-progress	1,074,850	938,283
Finished goods	1,645,797	865,117
Total	$3,157,001	$1,895,878

The Company reviews its inventory periodically for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of March 31, 2007 and June 30, 2006, the Company has determined that no reserves are necessary.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 3% residual value. Depreciation expense for the nine months ended March 31, 2007 and 2006 amounted to $1,295,570 and $1,108,533, respectively.

Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings	10-20 years
Machinery and equipment	5-10 years
Automobile facilities	5-7 years
Electronic equipment	5-7 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and placed into service.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

Long-lived assets of the Company are reviewed annually, or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of March 31, 2007, the Company expects these assets to be fully recoverable.

Plant and equipment consist of the following:

	March 31,	June 30,
	2007	2006
	(unaudited)
Buildings	$4,601,378	$3,433,689
Machinery and equipment	16,524,875	8,901,528
Automobile facilities	484,611	242,435
Electronic equipment	289,467	183,433
Construction in progress	11,207,422	7,256,042
Total	33,107,753	20,017,127
Accumulated depreciation	6,959,125	5,454,153
Total	$26,148,628	$14,562,974

Interest expense of $572,687 and $153,260 was capitalized into construction in progress for the nine months ended March 31, 2007 and 2006 respectively.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Investment in Changle Shengshi Redian Co., Ltd.

The Company entered into a joint venture partnership with Weifang City Investment Company and Changle Century Sun Paper Industry Co., Ltd on September 16, 2003 and formed Changle Shengshi Redian Co., Ltd (“Changle Shengshi”). Changle Shengshi was incorporated in Weifang City, Shandong Province, People’s Republic of China. Changle Shengshi’s principal activity is to produce and sell electricity and heat.

On April 12, 2005, the Company’s ownership percentage in Changle Shengshi was diluted from 30% to 20% as a result of an additional investment to Changle Shengshi by another party. The Company accounts for this investment under the equity method. Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investee’s net income or losses, additional contributions made and distributions received and amortization of basis differences. The Company recognizes a loss if it is determined that other than temporary decline in the value of the investment exists.

Summarized financial information of Changle Shengshi is as follows:

	March 31,	June 30,
	2007	2006
Current assets	$8,234,774	$6,809,428
Non-current assets	22,962,947	16,191,704
Total assets	31,197,721	23,001,132

Current liabilities	14,954,321	6,266,901
Non-current liabilities	3,522,400	5,508,800
Shareholders' equity	12,721,000	11,225,431
Total liabilities and shareholders' equity	$31,197,721	$23,001,132

Summarized financial information of Changle Shengshi for the nine months is as follows:

	March 31,	March 31,
	2007	2006
Net sales	$11,576,040	$5,370,225
Gross profit	$2,198,452	$839,490
Income before taxes	$1,319,949	$262,566
Net income	$1,091,431	$261,504

Company share of income	$218,286	$52,301
Elimination of intercompany profit	112,897	36,981
Company's share of net income	$105,389	$15,320

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Intangible assets

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” to use the land. The Company has purchased land use rights from March 2000 to December 2003 in succession for a total price of approximately $1,295,959. The Company has the right to use various parcels of land that range from 20 to 50 years in length. The Company amortizes the cost of the land use rights over their useful life using the straight-line method. At March 31, 2007 and June 30, 2006, accumulated amortization amounted to $211,677 and $174,148 respectively.

Intangible assets of the Company are reviewed annually or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of March 31, 2007, the Company expects these assets to be fully recoverable.

Total amortization expense for the nine months ended March 31, 2007 and 2006 amounted to $31,992 and $31,013 respectively.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US taxes and there are no deferred tax amounts at March 31, 2007 and June 30, 2006.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current ax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

Value Added Tax

Enterprises or individuals who sell products, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products, raw materials used in the production of the Company’s finished products, and payment of freight expenses can be used to offset the VAT due on sales of the finished product.

VAT on sales and VAT on purchases amounted to $5,544,690 and $4,772,785 for the nine months ended March 31, 2007 and $3,986,387 and $3,449,885 for the nine months ended March 31, 2006, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable

Taxes payable consisted of the followings:

	March 31, 2007	June 30, 2006
	(unaudited)
VAT payable	$522,541	$608,602
Individual income tax withheld	602	454
Income tax payable (credit)	407,332	(20,586)
Housing property tax payable	7,194	6,956
Others	1,236	994
Total	$938,905	$596,420

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Guarantees

From time to time, the Company guarantees the debt of others. Pursuant to Financial Accounting Standards Board Interpretation 45, “Guarantor’s Accounting for and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others,” the Company records guarantees at the fair value of the expected future payments. Management estimates they will not be required to make any payments under these guarantees based on the past experience and the financial condition of the companies (See note 11).

Recently issued accounting pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”). The Company adopted Interpretation No. 48 on January 1, 2007. See income taxes section above for details.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," which addresses the measurement of fair value by companies when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. SFAS No. 157 provides a common definition of fair value to be used throughout GAAP which is intended to make the measurement of fair value more consistent and comparable and improve disclosures about those measures. SFAS No. 157 will be effective for an entity's financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect SFAS No. 157 will have on its consolidated financial statements.

In February 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 159, The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115. This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on the Company’s financial statements.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Note 3 - Supplemental disclosure of cash flow information

Income taxes paid for the nine months ended March 31, 2007 and 2006 amounted to $93,936 and $0, respectively.

Interest paid for the nine months ended March 31, 2007 and 2006 amounted to $985,724 and $489,002, respectively.

Note 4 - Related party transactions

For business convenience, the Company purchases starch from Shouguang Shengtai Starch Co. Ltd. (“Shouguang Shengtai”), of which Mr. Qingtai Liu, our chief executive officer, owns 40%. The Company had $2,184,512 and $1,378,133 of prepayments to Shouguang Shengtai at March 31, 2007 and June 30, 2006 respectively. Total related party purchases from Shouguang Shengtai for the nine months ending March 31, 2007 and 2006 amounted to $12,839,488 and $8,788,307, respectively.

The Company’s utilities are partially provided by Changle Shengshi, a related party, as described in Note 2 under the caption “Investment in Changle Shengshi Redian Co., Ltd”. The Company had a total of $0 and $348,366 of accounts payable due to Changle Shengshi at March 31, 2007, and June 30 2006, respectively. The utilities expense amounted to $2,308,729 and $1,128,137 for the nine months ending March 31, 2007 and 2006 respectively.

The Company loaned money to Mr. Qingtai Liu, our chief executive officer, for operating purposes. This transaction is recurring in nature. The Company does not charge interest on these receivables and it is due on demand. As of March 31, 2007, total receivable due from Mr. Qingtai Liu was $21,256. This receivable is classified under other receivable - officer in the Company’s consolidated balance sheet.

The Company loaned money to Changle Shengshi, a related party, for temporary cash flow needs. This transaction is recurring in nature. The Company does not charge interest on these receivables and it is due on demand. As of March 31, 2007, total receivable due from Changle Shengshi was $585,541. This receivable is classified under other receivable - related party in the Company’s consolidated balance sheet.

As of March 31, 2007, the Company owes Mr. Qingtai Liu $1,925,996 in connection with the Company’s purchase of his 49% interest in Weifang Shengtai as described in note 1. This note is unsecured, non-interest bearing and due upon the capital contribution receivable to be received as described in note 1.

Note 5 - Prepayments

Prepayments represent partial payments for deposits on inventory purchases and amounted to $150,360 and $231,352 as of March 31, 2007 and June 30, 2006 respectively.

Prepayments - non-current represent partial payments for deposits on plant and equipment purchases and amounted to $2,295,120 and $1,166,998 as of March 31, 2007 and June 30, 2006, respectively.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Note 6 - Debt

Short term loans

Short term loans represent amounts due to various banks which are normally due within one year, and these loans can be renewed with the banks. The Company’s short term bank loans consisted of the following:

	March 31,	June 30,
	2007	2006
Loan from Bank of China, due varoius dates from
April 2007 to March 2008. Monthly interest only
payments ranging from 6.696% to 7.668% per
annum, guaranteed by unrelated thirty party and
secured by properties	$10,826,200	$6,710,720

Loan from Industrial and Commercial Bank of China,
due various dates from July 2007 to January
2008 monthly interest only payments ranging from
6.120% to 7.956% per annum, guaranteed by
unrelated party and secured by properties	3,885,000	1,252,000

Loan from Agriculture Bank of China, due various
dates from November to December of 2007.
Monthly interest only payments 8.928% perannum,
guaranteed by unrelated third party and secured
by and properties	1,929,550	613,480

Loan from Communication Bank, due July
2007. Monthly interest only payments 7.02% per
annum, guaranteed by unrelated third party	1,942,500	-

Total	$18,583,250	$8,576,200

Notes payable - banks

Notes payable represent amounts due to various banks which are normally due within one year, and these notes can be renewed with the banks. The Company’s notes payables consisted of the following:

	March 31,	June 30,
	2007	2006
Bank of China, various amounts, due various
dates from June 2007 to March 2008,
restricted cash required 50% to 100% of
loan amount, guaranteed by unrelated third
party	$3,626,000	$5,759,200

Industrial and Commercial Bank of
China, various amounts, various due dates
from June 2007 to July 2007, restricted
cash required 50% of loan amount,
guaranteed by unrelated third party	5,180,000	1,252,000

Total	$8,806,000	$7,011,200

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Employee loans

The Company has borrowed monies from certain employees to fund the Company’s operating business. The loans bear interest rate of 7.2% and the principal are due upon on demand. Employee loans amounted to $1,072,184 and $791,135 as of March 31, 2007 and June 30, 2006, respectively.

Long term loans

Long term loans represent amounts due to various banks and other outside parties which are normally due on demand after one year. The Company had a total of $585,114 and $1,001,600 of total long term loans, net of current maturities and consisted of the following:

	March 31,	June 30,
	2007	2006
Bank of China, Chang Le Branch,
secured by land use right, building,
equipment and unrelated third parties
interest at 6.138% per annum,
due September 2006	$-	$876,400

Agricultural Credit Union,
interest at 7.84% per annum,
due May 2008	375,550	363,080

San Dong Energy Saving Project Inc.,
interest at 10.0% per annum,
due March 2009	209,564	638,520

Total	585,114	1,878,000
Less current maturities	-	(876,400)
Total	$585,114	$1,001,600

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Current maturities for the next five years are follows:

June 30,	Amount
2007	$-
2008	375,550
2009	209,564
Thereafter	-

Total interest expense (net of capitalized interest) for the nine months ended March 31, 2007 and 2006 on all debt amounted to $606,285 and $315,701, respectively. Interest capitalized into construction in progress totaled $572,687 and $153,260 for the nine months ended March 31, 2007 and 2006 respectively.

Note 7 - Investment payable

Investment payable represents an additional capital that the Company is required to contribute into its equity investment, Changle Shengshi. The investment payable amounted to $0 and $888,920 at March 31, 2007 and June 30, 2006.

Note 8 - Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Under the Income Tax Laws, foreign investment enterprises (FIE) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply. Upon approval by the PRC tax authorities, FIE's scheduled to operate for a period of 10 years or more and engaged in manufacturing and production may by exempt from income taxes for two years, commencing with their first profitable year of operations, after taking into account any losses brought forward from prior years, and thereafter with a 50% exemption for the next three years.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

In February 2004, the Company became a Sino-foreign joint venture. In August 2004, the Company was granted by the state government for benefit of income tax exemption in first 2 years from September 2004 to August 2006 and 50% exemption for the third to fifth years from September 2006 to August 2008. In addition, the Company is located in a Special Economic Zone and the PRC tax authority has offered a special income tax rate of 24% for the company. With the approval of the local government, the Company is subject to income tax at a reduced rate of 12% from September 2006 to August 2008 after the two-year 24% exemption for income taxes until its exemption and reduction periods expire in August 2008.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes are:

a.	The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pays a reduced rate of 15%;

b.
Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner. These companies will pay the standard tax rate as defined in point “a” above during the grace period.

The Company’s subsidiary, Weifang Shengtai, was established before March 16, 2007 and therefore is qualified to continue enjoying the reduced tax rate as described above. Since the detailed guidelines of the new tax law is not publicized yet, the Company can not determined what the new tax rate will be applicable to the Company after the end of their respective tax holiday terms.

During nine months ending March 31, 2007 and 2006, there was $518,128 and $0 provision for income taxes.

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the nine months ended March 31:

	2007	2006
U.S. Statutory rates	34.0%	34.0%
Foreign income	(34.0)	(34.0)
China income tax rates	33.0	33.0
China income tax exemption	(23.4)	(33.0)
Effective income tax rates	9.6%	-%

The estimated tax savings due to the tax exemption for the nine months ending March 31, 2007 and 2006 amounted to $1,258,666 and $864,919, respectively.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Note 9 - Dividends

Prior June 30, 2006, the board of directors of Weifang Shengtai approved and declared total dividends of $2,468,400.

The dividends paid or declared by the company to its original shareholders were as follows:

	March 31,	June 30,
	2007	2006
	(unaudited)
Dividends payable, beginning	$389,216	$1,000,065
Dividends declared		1,000,065
Dividends paid	(393,838)	(1,664,503)
Foreign currency translation adjustment	4,622	53,589
Dividends payable, ending	$-	$389,216

Note 10 - Major supplier - related party

The Company has one major related party supplier, Shouguang Shengtai Starch Co. Ltd., which represents approximately 37% and 84% of the Company’s purchase of raw materials for the nine months ended March 31, 2007 and 2006, respectively.

Note 11 - Commitments and Contingent liabilities

Guarantees

As of March 31, 2007, the Company has guaranteed the debts of others in the following amounts:

	Short Term	Lines of	Notes
Company	Bank Loans	Credit	Payable	Totals
Chang Le Century Sun Paper
Industry Co.	$5,313,800	$1,200,000	$2,900,800	$9,414,600
Weifang Yongchang Food Co.	582,750			582,750
Shangdong Kuangji Group Inc.	1,295,000			1,295,000
Total	$7,191,550	$1,200,000	$2,900,800	$11,292,350

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Note 12 - Shareholders’ equity

Shengtai Holding Inc. was in incorporated in the state of New Jersey on February 27, 2006. The Company has 100,000 shares of common stock authorized at $0.10 par value per share. On January 24, 2007, the Company issued 100 shares of common stock for consideration of $10.

Note 13 - Statutory reserves

The laws and regulations of the People’s Republic of China required that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund, the common welfare fund, and the enterprise fund. These statutory reserves represent restricted retained earnings.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the nine months ended March 31, 2007, the Company did not transfer any fund to this reserve. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

The Company is required to transfer 5% to 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders. For the nine months ended March 31, 2007 and 2006, the Company did not transfer any fund to this reserve. Effective from January 1, 2006, the common welfare fund reserve is no longer required by the Chinese regulation.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(UNAUDITED)

Enterprise fund

The enterprise fund may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. No minimum contribution is required and the Company has not made any contribution to this fund.

Note 14 - Retirement benefit plans

Regulations in the People’s Republic of China require the Company to contribute to a defined contribution retirement plan for the benefit of all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salaries at retirement. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to make contributions to the state retirement plan at 15% to 20% of the monthly basic salaries of the current employees. For the nine months ended March 31, 2007 and 2006, the Company made pension contributions in the amount of $151,821 and $128,341 respectively.

Note 15 - Current vulnerability due to certain concentrations

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 16 - Subsequent Event

Reverse acquisition

On May 15, 2007, the Company entered into a Share Exchange Agreement (the “Agreement”) with West Coast Car Company, a Delaware corporation (“WCCC”). Based on the agreement, the shareholders of the Company (“SHAREHOLDERS”) agreed to sell the Shengtai Holding Inc. shares (representing 100 shares or 100% of the issued and outstanding shares) to WCCC, and WCCC shall accept the 100 Shengtai Holding Inc. shares from SHAREHOLDERS in exchange for the issuance to the SHAREHOLDERS of the 9,125,000 newly-issued WCCC Shares.

For accounting purposes this transaction will be treated as a recapitalization of Shengtai Holding where Shengtai Holding is considered the accounting acquirer. The assets and liabilities will be transferred at their historical cost with the capital structure of WCCC. The historical financial statements of the Company will become the historical financial statements of WCCC; therefore, the pro forma financial information of WCCC will not be presented in this statement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Shengtai Holding Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Shengtai Holding Inc. and Subsidiary as of June 30, 2006, 2005 and 2004, and the related consolidated statements of income and other comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period then ended June 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shengtai Holding Inc. and Subsidiary as of June 30, 2006, 2005 and 2004, and the results of their operations and cash flows for each of the years in the three-year period ended June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California November 20, 2006, except for note 16, for which the date is May 15, 2007

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
ASSETS
CURRENT ASSETS:
Cash	$502,457	$828,183	$1,182,163
Restricted cash	3,881,200	3,478,750	1,815,000
Accounts receivable, net of allowance for doubtful accounts of
$357,970, $233,976, and $194,462 as of June 30, 2006,
2005 and 2004, respectively	3,531,810	3,270,392	1,761,304
Notes receivable	358,920	222,980	178,673
Other receivables	369,884	359,005	206,187
Inventories	1,895,878	2,001,285	1,121,444
Prepayments	231,352	195,580	572,825
Prepayments - related party	1,378,133	1,625,608	1,063,048
Total current assets	12,149,634	11,981,783	7,900,644

PLANT AND EQUIPMENT, net	14,562,974	9,436,342	7,829,703

OTHER ASSETS:
Investment in Changle Shengshi Redian Co., Ltd.	2,245,086	1,105,633	726,000
Prepayments - non-current	1,166,998	-	-
Intangible assets - land use right, net of accumulated amortization	1,146,765	1,148,740	1,187,998
Total other assets	4,558,849	2,254,373	1,913,998

Total assets	$31,271,457	$23,672,498	$17,644,345

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,582,812	$1,357,553	$1,346,893
Accounts payable - related party	348,366	97,488	-
Notes payable - banks	7,011,200	5,354,250	2,057,000
Short term loans	8,576,200	7,683,500	7,435,389
Investment payable	888,920	-	-
Accrued liabilities	92,862	153,178	181,675
Other payable	256,291	84,897	146,999
Employee loans	791,135	398,365	364,885
Dividends payable	389,216	1,000,065	-
Customer deposit	276,609	71,180	54,888
Long term liabilities - current maturities	876,400	847,000	726,000
Payable -officer	1,925,996	1,925,996	1,925,996
Taxes payable	596,420	590,844	208,179
Total current liabilities	23,612,427	19,564,316	14,447,904

LONG TERM LOANS	1,001,600	847,000	1,694,000

Total liabilities	24,614,027	20,411,316	16,141,904

COMMITMENTS AND CONTINGENCIES	-	-	-

SHAREHOLDERS' EQUITY:
Common stock, $0.10 par value, 100,000 shares authorized,
100 shares issued and outstanding	10	10	10
Registered capital	3,925,986	3,925,986	3,925,986
Capital contribution receivable	(1,925,996)	(1,925,996)	(3,069,645)
Statutory reserves	1,001,088	384,832	142,559
Retained earnings	3,470,940	876,350	503,531
Accumulated other comprehensive income	185,402	-	-
Total shareholders' equity	6,657,430	3,261,182	1,502,441

Total liabilities and shareholders' equity	$31,271,457	$23,672,498	$17,644,345

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004

SALES REVENUE	$36,029,179	$24,860,399	$19,999,826

COST OF SALES	27,568,092	19,557,743	16,487,240

GROSS PROFIT	8,461,087	5,302,656	3,512,586

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,831,778	3,242,330	2,474,813

INCOME FROM OPERATIONS	4,629,309	2,060,326	1,037,773

OTHER (EXPENSE) INCOME:
Earnings (loss) on equity investment	41,635	(69,345)	-
Other income	181,874	205,162	(45,901)
Other expense	(214,641)	(1,683)	(17,250)
Interest expense and other charges, net of interest income	(427,266)	(579,303)	(487,045)
Other (expense) income, net	(418,398)	(445,169)	(550,196)

INCOME BEFORE PROVISION FOR INCOME TAXES	4,210,911	1,615,157	487,577

PROVISION FOR INCOME TAXES	-	-	-

NET INCOME	4,210,911	1,615,157	487,577

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	185,402	-	-

COMPREHENSIVE INCOME	$4,396,313	$1,615,157	$487,577

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	Common stock			Capital	Retained earnings		Accumulated other
	Shares	Par value	Paid-in capital	contribution receivable	Statutory reserves	Unrestricted	comprehensive income	Totals

BALANCE, July 1, 2003	100	$10	$384,770	$(384,780)	$69,423	$557,360	$-	$626,783

Dividends declared						(468,270)		(468,270)
Capital contribution received			2,397,567					2,397,567
Increase in registered capital			1,143,649					1,143,649
Capital contribution receivable				(2,684,865)				(2,684,865)
Net income						487,577		487,577
Adjustment to statutory reserve					73,136	(73,136)		-

BALANCE, June 30, 2004	100	$10	$3,925,986	$(3,069,645)	$142,559	$503,531	$-	$1,502,441

Dividends declared						(1,000,065)		(1,000,065)
Capital contribution received				1,143,649				1,143,649
Net income						1,615,157		1,615,157
Adjustment to statutory reserve					242,273	(242,273)		-

BALANCE, June 30, 2005	100	$10	$3,925,986	$(1,925,996)	$384,832	$876,350	$-	$3,261,182

Dividends declared						(1,000,065)		(1,000,065)
Net income						4,210,911		4,210,911
Adjustment to statutory reserve					616,256	(616,256)		-
Foreign currency translation adjustments							185,402	185,402

BALANCE, June 30, 2006	100	$10	$3,925,986	$(1,925,996)	$1,001,088	$3,470,940	$185,402	$6,657,430

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,210,911	$1,615,157	$487,577
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation	1,478,734	1,332,533	1,103,553
Amortization	41,454	39,258	32,517
Allowance for bad debts	114,780	39,514	122,389
(Earnings) loss on equity investment	(41,635)	69,345	-
Change in assets and liabilities:
Accounts receivable	(261,286)	(1,548,602)	(394,386)
Notes receivable	(126,992)	(44,307)	487,692
Other receivables	1,567	(152,818)	235,940
Other receivables - related party	-	-	242,000
Inventories	173,225	(879,841)	(564,172)
Prepayments	(28,710)	377,245	760,370
Prepayments - related party	301,037	(562,560)	(789,350)
Accounts payable	176,458	10,660	167,507
Accounts payable - related party	200,660	102,260	-
Accrued liabilities	(65,014)	(28,497)	15,082
Other payable	166,860	(62,102)	132,143
Customer deposit	201,045	16,292	54,888
Taxes payable	(14,792)	382,665	(77,024)
Net cash provided by operating activities	6,528,302	706,202	2,016,726

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments on equity investment	(124,020)	(453,750)	(726,000)
Additions to plant and equipment	(418,498)	(363,660)	(1,159,283)
Additions to construction in progress	(5,814,096)	(2,575,510)	(2,087,499)
Additions to land use right	-	-	(375,448)
Increase in prepayment - non-current	(1,155,999)	-	-
Net cash used in investing activities	(7,512,613)	(3,392,920)	(4,348,230)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in restricted cash	(279,045)	(1,663,750)	(1,684,320)
Borrowings on notes payable - banks	12,201,088	7,132,950	2,589,400
Payments on notes payable - banks	(10,743,853)	(3,835,700)	(542,080)
Borrowings on short term loans	8,979,048	7,683,500	8,041,119
Payments on short term loans	(8,358,948)	(7,435,390)	(6,970,330)
Borrowings on employee loans	488,430	117,734	67,518
Payments on employee loans	(113,060)	(84,255)	(512,231)
Borrowings on long term loans	992,160	-	-
Payments on long term loans	(868,140)	(726,000)	-
Cash proceeds from capital contributions	-	1,143,649	2,397,567
Dividend paid to shareholders	(1,664,503)	-	(468,270)
Net cash provided by financing activities	633,177	2,332,738	2,918,373

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	25,408	-	-

(DECREASE) INCREASE IN CASH	(325,726)	(353,980)	586,869

CASH, beginning of year	828,183	1,182,163	595,294

CASH, end of year	$502,457	$828,183	$1,182,163

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this statement.

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Note 1 - Organization background and principal activities

Shengtai Holding Inc. (the “Company”) was in incorporated in the state of New Jersey on February 27, 2006. The Company, through its Chinese subsidiary Weifang Shengtai Pharmaceutical Co., Ltd (hereinafter known as “Weifang Shengtai”) manufactures and distributes raw drug materials (glucose, dehydrate glucose) and drug supplements (starch, dextrin, polyacrylic acid resin).

Weifang Shengtai was established in Changle County, Weifang City, Shandong Province, People’s Republic of China on February 4, 1999 and Mr. Qingtai Liu and his management team were the original shareholders.

On December 25, 2003, Bio-One Corporation (referred to as “Bio-One”), a Nevada corporation signed a joint venture agreement with Weifang Shengtai. Pursuant to the Joint Venture Agreement, Bio-One acquired a 51% interest in Weifang Shengtai for a cash payment $2,000,000 to fund its share of the registered capital and 2,090,000 shares of Bio-One’s Series A preferred stock to the former shareholders of Weifang Shengtai. The business term was for 20 years with registered capital of $3,920,000. Bio-One paid its $2,000,000 contribution in 2004. The original shareholders contributed a total of $1,920,000 between 1999 and 2004.

On April 19, 2006, pursuant to a shareholders’ resolution 37 Chinese shareholders of Weifang Shengtai transferred their 17.95% interest in the company to Mr. Qingtai Liu for RMB 5,628,880 ($703,610). On June 3, 2006, the equity exchange was approved by the local branch of the Ministry of Commerce (MOC) in Weifang.

On June 20, 2006, the Company signed an agreement to acquire a 100% ownership in Weifang Shengtai from Bio-One Corporation which owned a 51% interest in Weifang Shengtai and Mr. Qingtai Liu who owned the remaining 49% interest. Mr. Qingtai Liu, who is one of the founding shareholders of Weifang Shengtai, sold his 49% interest in Weifang Shengtai to the Company for RMB 15 million (approximately $1,925,996), this amount is unpaid as June, 30, 2006. Bio-One sold its 51% interest in Weifang Shengtai to the Company for $1,000,000 in cash and the return of 4,180,000 Series A preferred shares of Bio-One owned by Mr. Qingtai Liu. Weifang Shengtai became a Wholly Foreign Owned Entity or “WFOE” and obtained the approval of the local branch of the Ministry of Commerce (MOC) in the City of Weifang Shengtai on June 21, 2006. The business term is 20 years starting on February 10, 2004 when Bio-One acquired its 51% in Weifang Shengtai. The registered capital is RMB 32 million (approximately $3.92 million). In accordance with laws governing foreign acquisitions of a Chinese registered company, the Company will be required to contribute $1,925,996 which represents the 49% of the registered capital purchased from Mr. Qingtai Liu. This contribution is required to be made within 1 year from the date of approval of the business license. As a result of this transaction, the original shareholders of Weifang Shengtai exercised control over the Company.

The purchase of Weifang Shengtai has been accounted for as a reverse acquisition and a recapitalization of the entities under common control. The assets and liabilities were transferred at historical cost. The consolidated financial statements have been presented as if the acquisition of the subsidiary occurred at June 30, 2003.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Note 2 - Summary of significant accounting policies

The reporting entity

The consolidated financial statements of Shengtai Holding Inc. and Subsidiary reflect the activities of the parent and its wholly owned subsidiary, Weifang Shengtai.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All material intercompany transactions and balances have been eliminated in the consolidation.

Shipping and handling

Costs related to shipping and handling are included in cost of revenue.

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company uses their local currency, Renminbi (RMB), as their functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments amounted to $185,402, $0, and $0 as of June 30, 2006, 2005 and 2004, respectively. At June 30, 2006, assets and liabilities were translated at 7.99 RMB to $1.00 USD and 8.26 RMB at June 30, 2005 and 2004. The equity accounts were stated at their historical rate. The average translation rates applied to income statement for 2005 and 2004 were 8.26 RMB to $1.00 USD and 8.06 RMB for 2006. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue recognition

The Company recognizes revenue when the goods are delivered and title has passed. Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product and certain freight expenses.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. For example, management estimates potential losses on outstanding receivables. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), “Disclosures about Fair Value of Financial Instruments” requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities and loans to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

Cash and concentration of risk

Cash includes cash on hand and demand deposits in accounts maintained with state-owned banks within the People’s Republic of China. Total cash (including restricted cash balances) in state-owned banks at June 30, 2006, 2005 and 2004 amounted to $4,580,468, $4,175,781 and $2,908,893, respectively of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts.

Restricted cash

The Company through its bank agreements is required to keep certain amounts on deposit that are subject to withdrawal restrictions and these amounts are $3,881,200, $3,478,750 and $1,815,000 as of June 30, 2006, 2005 and 2004, respectively.

Accounts receivable

The Company’s business operations are conducted in the People’s Republic of China. During the normal course of business, the Company extends unsecured credit to its customers. Accounts receivable, outstanding at June 30, 2006, 2005 and 2004 amounted to $3,889,780, $3,504,368 and $1,955,766, respectively. Management reviews its accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. The Company expensed $114,780, $39,514, and $122,389 during the years ended June 30, 2006, 2005 and 2004, respectively, for potential uncollectible amount. Known bad debts are written off when identified. The allowance for doubtful accounts as of June 30, 2006, 2005 and 2004 amounted to $357,970, $233,976, and $194,462 respectively.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Inventories

Inventories are stated at the lower of cost or market using the weighted average basis and consist of the following at June 30:
	2006	2005	2004
Raw material	$92,478	$151,128	$8,697
Work-in-progress	938,283	994,308	591,662
Finished goods	865,117	855,849	521,085
Total	$1,895,878	$2,001,285	$1,121,444

The Company reviews its inventory periodically for possible obsolete goods or to determine if any reserves are necessary for potential obsolescence. As of June 30, 2006, 2005 and 2004, the Company has determined that no reserves are necessary.

Property and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets with 3% residual value. Depreciation expense for the years ended June 30, 2006, 2005, and 2004 amounted to $1,478,734, $1,332,533 and $1,103,553 respectively.

Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings	10-20 years
Machinery and equipment	5-10 years
Automobile facilities	5-7 years
Electronic equipment	5-7 years

Construction in progress represents the costs incurred in connection with the construction of buildings or new additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and placed into service.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized.

Long-lived assets of the Company are reviewed annually, or more often if circumstance dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2006, the Company expects these assets to be fully recoverable.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Plant and equipment consist of the following at June 30:

	2006	2005	2004
Buildings	$3,433,689	$3,029,058	$2,595,755
Machinery and equipment	8,901,528	7,613,033	6,920,677
Automobile facilities	242,435	220,547	194,844
Electronic equipment	183,433	167,835	147,755
Construction in progress	7,256,042	2,234,329	466,598
Total	20,017,127	13,264,802	10,325,629
Accumulated depreciation	5,454,153	3,828,460	2,495,926
Total	$14,562,974	$9,436,342	$7,829,703

Interest expense of $189,904, $59,669, and $0 was capitalized into construction in progress for the years ended June 30, 2006, 2005 and 2004, respectively.

Investment in Changle Shengshi Redian Co., Ltd.

The Company entered into a joint venture partnership with Weifang City Investment Company and Changle Century Sun Paper Industry Co., Ltd on September 16, 2003 and formed Changle Shengshi Redian Co., Ltd (“Changle Shengshi”). Changle Shengshi was incorporated in Weifang City, Shandong Province, People’s Republic of China. Changle Shengshi’s principal activity is to produce and sell electricity and heat.

On April 12, 2005, the Company’s ownership percentage in Changle Shengshi was diluted from 30% to 20% as a result of an additional investment to Changle Shengshi by another party. The Company accounts for this investment under the equity method. Equity method investments are recorded at original cost and adjusted to recognize the Company’s proportionate share of the investee’s net income or losses, additional contributions made and distributions received and amortization of basis differences. The Company recognizes a loss if it is determined that other than temporary decline in the value of the investment exists.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Summarized financial information of Changle Shengshi as of and for the years ended June 30 is as follows:

	2006	2005	2004
Current assets	$6,809,428	$8,532,019	$5,186,291
Non-current assets	16,191,704	8,676,853	2,960,360
Total assets	23,001,132	17,208,872	8,146,651

Current liabilities	6,266,901	6,356,708	2,096,651
Non-current liabilities	5,508,800	5,324,000	3,630,000
Shareholders' equity	11,225,431	5,528,164	2,420,000
Total liabilities and shareholders' equity	$23,001,132	$17,208,872	$8,146,651

Net sales	$7,622,505	$1,906,861	$-
Gross profit	$1,249,000	$(110,418)	$-
Income before taxes	$431,747	$(370,586)	$-
Net income	$430,682	$(370,586)	$-

Company share of income (loss)	$86,136	$(74,117)	$-
Elimination of intercompany profit (loss)	44,501	(4,772)	-
Company's share of net income (loss)	$41,635	$(69,345)	$-

Intangible assets

All land in the People’s Republic of China is owned by the government and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the Right) to use the land. The Company has purchased land use rights from March 2000 to December 2003 in succession for a total price of approximately $1,295,959. The Company has the right to use various parcels of land that range from 20 to 50 years in length. The Company amortizes the cost of the land use rights over their useful life using the straight-line method. At June 30, 2006, 2005 and 2004 accumulated amortization amounted to $194,178, $147,219 and $107,961, respectively.

Intangible assets of the Company are reviewed annually or more often if circumstances dictate, to determine whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2006, the Company expects these assets to be fully recoverable.

Total amortization expense for the years ended June 30, 2006, 2005 and 2004 amounted to $41,454, $39,258 and $32,517 respectively.

Income taxes

The Company has adopted Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109). SFAS 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consist of taxes currently due plus deferred taxes. Since the Company had no operations within the United States there is no provision for US taxes and there are no deferred tax amounts at June 30, 2006, 2005 and 2004.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current ax assets and liabilities on a net basis.

Value Added Tax

Enterprises or individuals who sell products, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products, raw materials used in the production of the Company’s finished products, and payment of freight expenses can be used to offset the VAT due on sales of the finished product.

VAT on sales and VAT on purchases amounted to $5,571,553 and $4,545,708 for the year ended June 30, 2006, $3,773,090 and $3,589,025 for the year ended June 30, 2005, and $3,036,284 and $2,702,708 for the year ended June 30, 2004, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Taxes payable

Taxes payable consisted of the followings at June 30,

	2006	2005	2004
VAT payable	$608,602	$583,775	$204,547
Sales tax payable	-	182	-
Individual income tax withheld	454	65	503
Income tax credit	(20,586)	(2,034)	(2,034)
Housing property tax payable	6,956	5,987	5,163
Others	994	2,869	-
Total	$596,420	$590,844	$208,179

Guarantees

From time to time, the Company guarantees the debt of others. Pursuant to Financial Accounting Standards Board Interpretation 45, “Guarantor’s Accounting for and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others,” the Company records guarantees at the fair value of the expected future payments. Management estimates they will not be required to make any payments under there guarantees based on the past experience and financial condition of the companies (See note 11).

Recently issued accounting pronouncements

In March 2004, the FASB issued EITF Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments. EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired; however, the disclosure requirements are effective for annual periods ending after June 15, 2004. The adoption of the pronouncement did not have a material impact on the Company’s financial position or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandle costs may be so abnormal as to require treatment as current period charges...” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities.

The provisions of SFAS 151 shall be applied prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued. The Company’s adoption of SFAS No. 151 did not have a material impact on the Company’s financial position or results of operations.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

In March 2005, the FASB published FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” which clarifies that the term, conditional asset retirement obligations, as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation is effective no later than the end of the Company’s fiscal 2006. The adoption of this Interpretation is not expected to have a material effect on the Company’s financial position or results of operations.

In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (“SFAS No. 154”). SFAS No. 154 replaces APB No. 20 (“APB 20”) and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. APB 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of change a cumulative effect of changing to the new accounting principle whereas SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle, unless it is impracticable. SFAS No. 154 enhances the consistency of financial information between periods. SFAS No. 154 will be effective beginning with the Company’s first quarter of fiscal year 2006. The Company does not expect that the adoption of SFAS No. 154 will have a material impact on its results of operations, financial position or cash flows.

In June 2005, the EITF reached a consensus on Issue No. 05-06, "Determining the Amortization Period for Leasehold Improvements" (EITF 05-06). EITF 05-06 provides guidance for determining the amortization period used for leasehold improvements acquired in a business combination or purchased after the inception of a lease, collectively referred to as subsequently acquire leasehold improvements). EITF 05-06 provides that the amortization period used for the subsequently acquired leasehold improvements to be the lesser of (a) the subsequently acquired leasehold improvements' useful lives, or (b) a period that reflects renewals that are reasonably assured upon the acquisition or the purchase. EITF 05-06 is effective on a prospective basis for subsequently acquired leasehold improvements purchased or acquired in periods beginning after the date of the FASB's ratification, which was on June 29, 2005. The Company adoption of EITF 05-06 did not have a material impact on its results of operations.

In July 2005, the Financial Accounting Standards Board (FASB) issued an Exposure Draft of a proposed Interpretation “Accounting for Uncertain Tax Positions—an interpretation of FASB Statement No. 109.” Under the proposed Interpretation, a company would recognize in its financial statements its best estimate of the benefit of a tax position, only if the tax position is considered probable of being sustained on audit based solely on the technical merits of the tax position. In evaluating whether the probable recognition threshold has been met, the proposed Interpretation would require the presumption that the tax position will be evaluated during an audit by taxing authorities. The proposed Interpretation would be effective as of the end of the first fiscal year ending after December 15, 2005, with a cumulative effect of a change in accounting principle to be recorded upon the initial adoption. The proposed Interpretation would apply to all tax positions and only benefits from tax positions that meet the probable recognition threshold at or after the effective date would be recognized. The Company is currently analyzing the proposed Interpretation and has not determined its potential impact on our Consolidated Financial Statements. While we cannot predict with certainty the rules in the final Interpretation, there is risk that the final Interpretation could result in a cumulative effect charge to earnings upon adoption, increases in future effective tax rates, and/or increases in future interperiod effective tax rate volatility.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

In October 2005, FASB Staff Position (FSP) FAS 13-1, "Accounting for Rental Costs Incurred during a Construction Period" was issued. This FSP concluded that rental costs associated with ground or building operating leases that are incurred during a construction period be expensed. The guidance in the FSP is required to be applied to the first reporting period beginning after December 15, 2005. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“FAS 155”), which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“FAS 140”). FAS 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as, clarifies that beneficial interests in securitized financial assets are subject to FAS 133. In addition, FAS 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under FAS 140. FAS 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“FAS 156”), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006, with early adoption being permitted.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with FAS 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements of FIN 48 are effective for our fiscal year beginning January 1, 2007.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Note 3 - Supplemental disclosure of cash flow information

No income taxes were paid for the years ended June 30, 2006, 2005 and 2004, respectively.

Interest paid for the years ended June 30, 2006, 2005 and 2004 amounted to $613,288, $586,480 and $596,559 respectively.

Note 4 - Related party transactions

For business convenience, the Company purchases starch from Shouguang Shengtai Starch Co. Ltd. (“Shouguang Shengtai”), of which Mr. Qingtai Liu, our chief executive officer, owns 40%. The Company had $1,378,133, $1,625,608 and $1,063,048 of prepayments to Shouguang Shengtai at June 30, 2006, 2005 and 2004, respectively. Total related party purchases for the years ending June 30, 2006, 2005 and 2004 amounted to $15,963,415, $13,794,612 and $12,299,181, respectively.

The Company’s utilities are partially provided by Changle Shengshi, a related party, as described in Note 2 under the caption “Investment in Changle Shengshi Redian Co., Ltd”. The Company had a total of $348,366, $97,488 and $0 of accounts payable due to Changle Shengshi at June 30, 2006, 2005 and 2004, respectively. The utilities expense amounted to $1,705,675, $581,338, and $0 for the years ending June 30, 2006, 2005 and 2004, respectively.

As of June 30, 2006, the Company owes Mr. Qingtai Liu $1,925,996 in connection with the Company’s purchase of his 49% interest in Weifang Shengtai as described in note 1. This note is unsecured, non-interest bearing and due upon the capital contribution receivable to be received as described in note 1.

Note 5 - Prepayments

Prepayments represent partial payments for deposits on inventory purchases and amounted to $231,352, $195,580 and $572,825 as of June 30, 2006, 2005 and 2004, respectively.

Prepayments - non-current represent partial payments for deposits on plant and equipment purchases and amounted to $1,166,998, $0 and $0 as of June 30, 2006, 2005 and 2004, respectively.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Note 6 - Debt

Short term loans

Short term loans represent amounts due to various banks and other outside third parties which are normally due within one year, and these loans can be renewed with the banks. The Company’s short term bank loans as of June 30 consisted of the following:

	2006	2005	2004
Loan from Bank of China, due varoius dates from
October 2006 to June 2007. Monthly interest only
payments ranging from 6.696% to 7.020% per
annum, guaranteed by unrelated thirty party and
secured by properties	$6,710,720	$6,001,600	$5,759,599

Loan from Industrial and Commercial Bank of China,
due various dates from September 2006 to April
2007 monthly interest only payments ranging from
6.696% to 7.020% per annum, guaranteed by
unrelated party and secured by properties	1,252,000	1,089,000	242,000

Loan from Agriculture Bank of China, due November
2006. monthly interest only payments 8.928% per
annum, guaranteed by unrelated third party and
secured by and properties	613,480	592,900	605,000

Loan from TianJin JingHai Suen Tong
Transportation Inc. due September 2004. monthly
monthly interest only payments 8.928% per annum,
guaranteed by unrelated third party and secured by properties	-	-	828,790
Total	$8,576,200	$7,683,500	$7,435,389

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Notes payable - banks

Notes payable represent amounts due to various banks which are normally due within one year, and these loans can be renewed with the banks. The Company’s notes payable as of June 30 consisted of the following:

	2006	2005	2004

Bank of China, various amounts, due
dates from July to December 2006, restricted cash
required 50% of loan amount, guaranteed by
unrelated third party	$5,759,200	$2,178,000	$363,000

Industrial and Commercial Bank of China,
various amounts, various due dates in September
2006, restricted cash required 50% of loan amount,
guaranteed by unrelated third party	1,252,000	1,966,250	484,000

Agriculture Bank of China, due date in July 2005,
restricted cash required 50% of loan amount,
guaranteed by unrelated third party	-	1,210,000	-

WeiFang Commercial Bank, various amounts,
various due dates in September 2004, restricted
cash required 50% of loan amount, guaranteed
by unrelated third party	-	-	1,210,000

Total	$7,011,200	$5,354,250	$2,057,000

Employee loans

The Company has borrowed monies from certain employees to fund the Company’s operating business. The loans bear interest rate of 7.2% and the principal are due upon on demand. Employee loans amounted to $791,135, $398,365, and $364,885 as of June 30, 2006, 2005 and 2004, respectively.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Long term loans

Long term loans represent amounts due to various banks and other outside parties which are normally due on demand after one year. The Company had a total of $1,001,600, $847,000 and $1,694,000 of total long term loans, net of current maturities and as of June 30 consisted of the following:
	2006	2005	2004
Bank of China, Chang Le Branch,
secured by land use right, building,
equipment and unrelated third parties
interest at 6.138% per annum,
due September 2006	$876,400	$1,694,000	$2,420,000

Agricultural Credit Union,
interest at 7.84% per annum,
due May 2008	363,080	-	-

San Dong Energy Saving Project Inc.,
interest at 10.0% per annum,
due March 2009	638,520	-	-

Total	1,878,000	1,694,000	2,420,000

Less current maturities	(876,400)	(847,000)	(726,000)
Total	$1,001,600	$847,000	$1,694,000

Current maturities for the next five years are follows:
June 30,	Amount
2007	$876,400
2008	363,080
2009	638,520
Thereafter	-

Total interest expense (net of capitalized interest) for the years ended June 30, 2006, 2005 and 2004 on all debt amounted to $427,266, $579,303 and $487,045, respectively. Interest capitalized into construction in progress totaled $189,904, $59,669, and $0 for the years ended June 30, 2006, 2005 and 2004, respectively.

Note 7 - Investment payable

Investment payable represents an additional capital that the Company is required to contribute into its equity investment, Changle Shengshi. The investment payable amounted to $888,920 at June 30, 2006.

Note 8 - Income taxes

The Company is governed by the Income Tax Law of the People’s Republic of China (PRC) concerning Foreign Investment Enterprises and Foreign Enterprises and various local income tax laws (the Income Tax Laws). Under the Income Tax Laws, foreign investment enterprises (FIE) generally are subject to an income tax at an effective rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply. Upon approval by the PRC tax authorities, FIE's scheduled to operate for a period of 10 years or more and engaged in manufacturing and production may by exempt from income taxes for two years, commencing with their first profitable year of operations, after taking into account any losses brought forward from prior years, and thereafter with a 50% exemption for the next three years.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

In February 2004, the Company became a Sino-foreign joint venture. In August 2004, the Company was granted by the state government for benefit of income tax exemption in first 2 years from September 2004 to August 2006 and 50% exemption for the third to fifth years from September 2006 to August 2008. In addition, the Company is located in a Special Economic Zone and the PRC tax authority has offered a special income tax rate of 24% for the company. With the approval of the local government, the Company is subject to income tax at a reduced rate of 12% from September 2006 to August 2008 after the two-year 24% exemption for income taxes until its exemption and reduction periods expire in August 2008.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes are:

a.	The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pays a reduced rate of 15%;

b.
Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner. These companies will pay the standard tax rate as defined in point “a” above during the grace period.

The Company’s subsidiary, Weifang Shengtai, was established before March 16, 2007 and therefore is qualified to continue enjoying the reduced tax rate as described above. Since the detailed guidelines of the new tax law is not publicized yet, the Company can not determined what the new tax rate will be applicable to the Company after the end of their respective tax holiday terms.

The Company was granted by the local government for benefit of income tax exemption for the fiscal year ended June 30, 2004 through August 30, 2004 for making purchases on local equipment.

During years ending June 30, 2006, 2005 and 2004, there was no provision for income taxes due to the income tax exemption.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the years ended June 30, 2006, 2005, and 2004:

	2006	2005	2004
U.S. Statutory rates	34.0%	34.0%	34.0%
Foreign income	(34.0)	(34.0)	(34.0)
China taxe rates	33.0	33.0	33.0
China income tax exemption	(33.0)	(33.0)	(33.0)
Effective income tax rates	-%	-%	-%

The estimated tax savings due to the tax exemption for the years ending June 30, 2006, 2005 and 2004 amounted to $1,389,601, $533,002 and $160,900, respectively.

Note 9 - Dividends

During the years ended June 30, 2006, 2005 and 2004, the board of directors of Weifang Shengtai approved and declared dividends of $1,000,065, $1,000,065 and $468,270, respectively.

The dividends paid or declared by the company to its original shareholders were as follows:

	2006	2005	2004

Dividends payable, beginning	$1,000,065	$-	$-
Dividends declared	1,000,065	1,000,065	468,270
Dividends paid	(1,664,503)	-	(468,270)
Foreign currency translation adjustment	53,589	-	-
Dividends payable, ending	$389,216	$1,000,065	$-

Note 10 - Major supplier - related party

The Company has one major related party supplier, Shouguang Shentai Starch Co. Ltd., which represent approximately 77%, 81% and 86% of the Company’s purchase of raw materials for the years ended June 30, 2006, 2005 and 2004, respectively.

Note 11 - Commitments and Contingent liabilities

Guarantees

As of June 30, 2006, the guarantee amount by the Company of others which consisted of the following:

	Short Term	Lines of	Notes
Company	Bank Loans	Credit	Payable	Totals
Chang Le Century Sun Paper
Industry Co.	$9,703,000	$1,200,000	$2,804,480	$13,707,480
Weifang Yongchang Food Co.	563,400			563,400
Total	$10,266,400	$1,200,000	$2,804,480	$14,270,880

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Note 12 - Shareholders’ equity

Shengtai Holding Inc. was in incorporated in the state of New Jersey on February 27, 2006. The Company has 100,000 shares of common stock authorized at $0.1 par value per share. On January 24, 2007, the Company has issued 100 shares of common stock for consideration of $10.

Note 13 - Statutory reserves

The laws and regulations of the People’s Republic of China required that before a Sino-foreign cooperative joint venture enterprise distributes profits to its partners, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund, the common welfare fund, and the enterprise fund. These statutory reserves represent restricted retained earnings.

Surplus reserve fund

The Company is required to transfer 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.

The transfer to this reserve must be made before distribution of any dividends to shareholders. For the year ended June 30, 2006, 2005 and 2004, the Company transferred $410,837, $161,516 and $48,758 respectively. Amounts represent 10% of the net income determined in accordance with PRC accounting rules and regulations. The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

The Company is required to transfer 5% to 10% of its net income, as determined in accordance with the PRC accounting rules and regulations, to the statutory common welfare fund. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The transfer to this fund must be made before distribution of any dividend to shareholders. For the year ended June 30, 2006, 2005 and 2004, the directors authorized, subject to shareholders’ approval, the transfer of $205,419, $80,758 and $24,379, respectively, which amounted to 5% of current year’s net income, to the statutory reserve fund. Effective from January 1, 2006, the common welfare fund reserve is no longer required by the Chinese regulation.

Enterprise fund

The enterprise fund may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. No minimum contribution is required and the Company has not made any contribution to this fund.

See report of independent registered public accounting firm

SHENGTAI HOLDING INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006, 2005 AND 2004

Note 14 - Retirement benefit plans

Regulations in the People’s Republic of China require the Company to contribute to a defined contribution retirement plan for the benefit of all permanent employees. All permanent employees are entitled to an annual pension equal to their basic salaries at retirement. The PRC government is responsible for the benefit liability to these retired employees. The Company is required to make contributions to the state retirement plan at 15% to 20% of the monthly basic salaries of the current employees. For the years ended June 30, 2006, 2005 and 2004, the Company made pension contributions in the amount of $170,533, $152,096 and $76,668 respectively.

Note 15 - Current vulnerability due to certain concentrations

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 16 - Subsequent Event

Issuance of common stock

On January 24, 2007, the Company issued 100 shares of common stock.

Reverse acquisition

On May 15, 2007, the Company entered into a Share Exchange Agreement (the “Agreement”) with West Coast Car Company, a Delaware corporation (“WCCC”). Based on the agreement, the shareholders of the Company (“SHAREHOLDERS”) sell the Shengtai Holding Inc. shares (representing 100 shares or 100% of the issued and outstanding shares) to WCCC, and WCCC shall accept the 100 Shengtai Holding Inc. shares from SHAREHOLDERS in exchange for the issuance to the SHAREHOLDERS of the 9,125,000 newly-issued WCCC Shares.

For accounting purposes this transaction will be treated as a recapitalization of Shengtai Holding where Shengtai Holding is considered the accounting acquirer. The assets and liabilities will be transferred at their historical cost with the capital structure of WCCC. The historical financial statements of the Company will become the historical financial statements of WCCC; therefore, the pro forma financial information of WCCC will not be presented in this statement.

See report of independent registered public accounting firm

To The Board of Directors
Shengtai Holding Inc.

Consent of Independent Registered Public Accounting Firm
Shengtai Holding Inc. and Subsidiary
Audited Financial Statements
June 30, 2006, 2005, and 2004

We consent to the incorporation in the Report of Shengtai Holding Inc. on Form 8-K of our report dated November 20, 2006, except for note 16, for which the date is May 15, 2007 on our audits of the consolidated financial statements of Shengtai Holding Inc. and Subsidiary as of June 30, 2006, 2005 and 2004 and for the three-year period ended June 30, 2006, which our reports are incorporated in the Form 8-K.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California May 21, 2007

Pro Forma Financial Information

Per Regulation S-X Article 11, a narrative description of the pro forma effects of the transaction can be presented where a limited number of pro forma adjustments are required and those adjustments are easily understood. West Coast Car Company (“WCCC”) is a shell company with limited activities, therefore, there are a limited number of pro forma adjustments and we are not presenting the pro forma financial statement in this current report. Below is the narrative description of the pro forma effects of the transaction.

Because Shengtai Holding Inc.’s (“SHI”) former owners have received the majority voting rights in the combined entity and SHI’s officers and directors have been appointed to the executive officers and directors upon the completion of the share exchange transaction, the share exchange transaction is deemed to be a reverse acquisition and recapitalization. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, WCCC (the legal acquirer) is considered the accounting acquiree and SHI (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will be in substance be those of SHI, with the assets and liabilities, and revenues and expenses of WCCC being included effective from the date of the consummation of the share exchange transaction. WCCC is deemed to be a continuation of the business of SHI. The outstanding stock of WCCC prior to the share exchange transaction will be accounted for at their net book value and no goodwill will be recognized.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

On May 17, 2007, following the change in control of the Company reported in “Item 5.01 Changes in Control of Registrant” of this Current Report, our Board of Directors approved the dismissal of Mantyla McReynolds LLC ("Mantyla") as our registered independent certified public accounting firm. Concurrent with this action, our Board of Directors appointed Moore Stephens Wurth Frazer & Torbet LLP (“Moore Stephens”) as our new registered independent certified public accounting firm. Moore Stephens is located at 1199 South Fairway Drive, Suite 200, Walnut, CA 91789.

Mantyla had been previously engaged as our independent auditing firm to audit our financial statements.

Mantyla’s audit opinion on the financial statements for the past two years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to the date of this Report, there has not been any disagreements with Mantyla, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mantyla’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

We have fully authorized Mantyla to respond fully to the inquiries of Moore Stephens concerning the subject matter of each such agreements or events and to all other inquiries.

During the period we engaged Mantyla, Moore Stephens was not engaged as either the principal accountant to audit the Company's financial statements or as the auditor of a significant subsidiary of the Company and on whom Mantyla was expected to express reliance in its reports.

Further, during the period we engaged Mantyla, neither the Company nor anyone on the Company's behalf, had consulted Moore Stephens regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) reports, statements and other information as required under the Securities Exchange Act of 1934. These reports, statements and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room at 1-800-SEC-0330.

The SEC maintains a web site (http//:www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

Item 3.02 Unregistered Sales of Equity Securities.

The Share Exchange Agreement

On May 15, 2007, the Company entered into the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, Messrs Qingtai Liu and Chenghai Du, shareholders of all the issued and outstanding shares of common stock of SHI, exchanged them for 9,125,000 newly-issued shares of the Company. The share exchange transaction closed on May 15, 2007.

Messrs Qingtai Liu and Chenghai Du became shareholders of 8,212,500 and 912,500 shares of common stock of the Company respectively.

The issuance of shares of common stock in the share exchange was exempt from registration in reliance upon Regulation S and Regulation D and Section 4(2) of the Securities Act of 1933, as amended.  Each of Qingtai Liu and Chenghai Du is a non-U.S. person, as defined in Rule 902(k) of Regulation S, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in our securities under Rule 506 of Regulation D.

The Share Purchase Agreement

On May 15, 2007, the Company entered into and consummated the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock (the “Placement Shares”) and 4,375,000 attached warrants (the “Warrants”) for $2.00 per share (the “Issue Price”) and for a total of $17,500,000 (the “Total Issue Price”). The exercise price of the Warrants $2.60 per share and the term of the warrants is five years. The Share Purchase Agreement closed on May 15, 2007.

The Company has no obligation to register the shares issued in this transaction.  The securities issued in this transaction were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Section 4(2) of that Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 17, 2007, following the change in control of the Company reported in “Item 5.01 Changes in Control of Registrant” of this Current Report, our Board of Directors approved the dismissal of Mantyla McReynolds LLC ("Mantyla") as our registered independent certified public accounting firm. Concurrent with this action, our Board of Directors appointed Moore Stephens Wurth Frazer & Torbet LLP (“Moore Stephens”) as our new registered independent certified public accounting firm. Moore Stephens has been the auditors of Shengtai Holding, Inc. Moore Stephens is located at 1199 South Fairway Drive, Suite 200, Walnut, CA 91789.

Mantyla had been previously engaged as our independent auditing firm to audit our financial statements.

Mantyla’s audit opinion on the financial statements for the past two years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to the date of this Report, there has not been any disagreements with Mantyla, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mantyla’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

We have fully authorized Mantyla to respond fully to the inquiries of Moore Stephens concerning the subject matter of each such agreements or events and to all other inquiries.

During the period we engaged Mantyla, Moore Stephens was not engaged as either the principal accountant to audit the Company's financial statements or as the auditor of a significant subsidiary of the Company and on whom Mantyla was expected to express reliance in its reports.

Further, during the period we engaged Mantyla, neither the Company nor anyone on the Company's behalf, had consulted Moore Stephens regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements.

Item 5.01 Changes in Control of Registrant

On May 15, 2007, the Company entered into the Share Exchange Agreement. Pursuant to the Share Exchange Agreement, Messrs Qingtai Liu and Chenghai Du, shareholders of all the issued and outstanding shares of common stock of SHI, exchanged them for 9,125,000 newly-issued shares of the Company. The share exchange transaction closed on May 15, 2007.

Messrs Qingtai Liu and Chenghai Du became shareholders of 8,212,500 and 912,500 shares of common stock of the Company respectively.

The Company has, prior to closing on the Share Exchange Agreement, authorized (a) 100,000,000 shares of Common Stock, par value $.001 per share, of which 1,000,000 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid; and (b) 5,000,000 shares of Preferred Stock, $.001 par value, of which no shares are issued or outstanding.

As a result of the transaction, there has been a change in control in the Company as both Messrs Qingtai Liu and Chenghai Du constitute majority shareholders of the Company.

On May 15, 2007, the Company entered into and consummated the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, the Purchasers purchased from the Company an aggregate of 8,750,000 shares of common stock (the “Placement Shares”) and 4,375,000 attached warrants (the “Warrants”) for $2.00 per share (the “Issue Price”) and for a total of $17,500,000 (the “Total Issue Price”). The exercise price of the Warrants $2.60 per share and the term of the warrants is five years. The Share Purchase Agreement closed on May 15, 2007.

In connection with the closing of the Share Exchange Agreement, former directors of the Company, Mr. Daniel Drummond and Mr. Alex Ferries appointed Qingtai Liu as a Director of the Company, Chairman of the Board and Chief Executive Officer of the Company, appointed Yongqiang Wang as director of the Company and submitted their resignation as directors and officers of the Company, subject to the filing and dissemination of Schedule 14f-1.

On May 4, 2007, we filed an information statement with the SEC relating to the change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act and on May 4, 2007, we distributed that information statement to all holders of record of our common stock. As a result thereof, immediately after the closing of the Share Exchange Agreement, there occurred a change in control in the Board of Directors as Messrs. Qingtai Liu and Yongqiang Wang have became the entire Board of Directors of the Company.

Item. 5.06 Change in Shell Company Status.

As a result of our acquisition of all of the outstanding capital stock of SHI, as described in Item 2.01, which description is in its entirety incorporated by reference in this Item 5.06 of this Current Report, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 8.01.  Other Events

On May 21, 2007, the Company issued the press release annexed hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(a)	The financial statements of Weifang Shengtai are appended to this Current Report.

(b)	Pro forma financial information concerning the acquisition of the business operations of Weifang Shengtai.

(c)	The following exhibits are filed with this Current Report:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation (1)

3.2	Bylaws (1)

4.1	Form of Warrant to Investors

10.1.	Share Exchange Agreement, dated as of May 15, 2007 by and among the Company and the shareholders of Shengtai Holding, Inc.

10.2	Share Purchase Agreement dated as of May 15, 2007 between the Company and the Purchasers

16.1	Letter dated May17, 2007 from West Coast Car Company to Mantyla McReynolds LLC

21.1	List of Subsidiaries

99.1	Press release, dated May 21, 2007 issued by West Coast Car Company

(1)	Incorporated by reference to the Registrant’s Form 10-SB/A filed on October 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2007

West Coast Car Company (Registrant)

By:	/s/ Qingtai Liu
Qingtai Liu
Chief Executive Officer